UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILVER BULL RESOURCES, INC.

777 Dunsmuir Street, Suite 1605

Vancouver, British Columbia V7Y 1K4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 18, 2024

To the Shareholders of Silver Bull Resources, Inc.:

The Annual Meeting of Shareholders of Silver Bull Resources, Inc., a Nevada corporation (“Silver Bull” or the “Company”), will be held at the Company’s offices at 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia V7Y 1K4, on Thursday, April 18, 2024 at 10:00 a.m. local time for the purpose of considering and voting upon proposals to:

  Elect four (4) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;
  Ratify and approve the appointment of Smythe LLP, Chartered Professional Accountants, as our independent registered public accounting firm for the fiscal year ending October 31, 2024;
  Ratify and approve the key persons retention agreement, dated as of October 13, 2023, by and between the Company and the persons named therein;
  Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
  Approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation; and
  Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on February 22, 2024 as the record date for determination of the Company’s shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about February [●], 2024.

Under the U.S. Securities and Exchange Commission and Canadian securities rules, we have elected to use the Internet for delivery of our annual meeting materials to our shareholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our annual meeting. Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at www.silverbullresources.com/investors/agm.

We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS, BRIAN D. EDGAR, CHAIRMAN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 18, 2024

Our Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

2024 PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
MANAGEMENT	7
COMPENSATION DISCUSSION AND ANALYSIS	15
SUMMARY COMPENSATION TABLE	18
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	20
DIRECTOR COMPENSATION	25
INDEPENDENT PUBLIC ACCOUNTANTS	25
REPORT OF THE AUDIT COMMITTEE	27
REPORT OF THE COMPENSATION COMMITTEE	27
PROPOSAL 1: ELECTION OF DIRECTORS	28
PROPOSAL 2: RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
PROPOSAL 3: APPROVAL OF THE KEY PERSONS RETENTION AGREEMENT	30
PROPOSAL 4: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	36
PROPOSAL 5: APPROVAL, ON AN ADVISORY BASIS, OF the FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	37
ANNUAL REPORT TO SHAREHOLDERS	38
OTHER MATTERS	38
SHAREHOLDER PROPOSALS	38

ANNEX A: EVANS & EVANS, INC. REASONABLENESS LETTER

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Silver Bull Resources, Inc.

777 Dunsmuir Street, Suite 1605

Vancouver, British Columbia V7Y 1K4

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 18, 2024

ABOUT THE ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is furnished to shareholders (“Shareholders”) of Silver Bull Resources, Inc. (“Silver Bull,” the “Company,” “us,” or “we”) in connection with the solicitation of proxies by the Board of Directors of Silver Bull (the “Board”), on behalf of the Company, to be voted at the Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at the Company’s offices at 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia V7Y 1K4, on Thursday, April 18, 2024 at 10:00 a.m. local time, or at any adjournment or postponement thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators’ “notice and access” rules. Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at www.silverbullresources.com/investors/agm/. The Notice of Annual Meeting of Shareholders and related proxy materials are being made available to Shareholders beginning on or about February [●], 2024.

All references to currency in this Proxy Statement are in U.S. dollars, unless otherwise indicated.

Notice of Internet Availability of Proxy Materials

On or about February [●], 2024, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to our Shareholders containing instructions on how to access the proxy materials and vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important regardless of the extent of your holdings.

Solicitation Costs

The cost of preparing and mailing the Notice, handling requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. Proxies may be solicited personally or via mail, telephone or facsimile by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company has no present plans for the third-party solicitation of proxies for the Meeting.

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Dissenters Rights

The proposed corporate actions on which the Company’s Shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78.

What is the purpose of the Meeting?

At our Meeting, Shareholders will vote on the following items of business:

  Elect four (4) directors, each to serve until the next annual meeting of Shareholders of the Company or until their successors are elected and qualified;
  Ratify and approve the appointment of Smythe LLP, Chartered Professional Accountants (“Smythe”), as our independent registered public accounting firm for the fiscal year ending October 31, 2024;
  Ratify and approve the key persons retention agreement, dated as of October 13, 2023, by and between the Company and the persons named therein (the “Key Persons Retention Agreement”);
  Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
  Approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.

You will also vote on such other matters as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

What are the Board’s recommendations?

The Board recommends that you vote:

1.	“FOR” the election of the four (4) nominated directors;
2.	“FOR” the proposal to ratify and approve the appointment of Smythe as our independent registered public accounting firm for the fiscal year ending October 31, 2024;
3.	“FOR” the proposal to ratify and approve the Key Persons Retention Agreement;
4.	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
5.	For the proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation every “THREE YEARS.”

At this time, our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on the matters.

What shares are entitled to vote?

As of the close of business on February 22, 2024, the record date for the Meeting (“Record Date”), we had [●] shares of Silver Bull common stock outstanding. Each share of Silver Bull common stock outstanding on the Record Date is entitled to one vote on all items being voted on at the Meeting. You can vote all of the shares that you owned on the Record Date. These shares include (i) shares held directly in your name as the Shareholders of record and (ii) shares held for you as the beneficial owner through a broker, bank or other nominee.

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What is required to approve each item and how will abstentions and “broker non-votes” be counted?

  For Proposal 1 (election of directors), four (4) candidates will be elected by a plurality vote, provided a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to tender his written resignation to the Board. See “Majority Voting Policy” below. “Broker non-votes” are not counted for determining the number of votes cast “FOR” or “WITHHELD” for such candidate and therefore have no effect on the outcome of the vote.
  For Proposal 2 (ratification and approval of appointment of independent registered public accounting firm), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required for ratification and approval, provided a quorum is present. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote.
  For Proposal 3 (ratification and approval of the Key Persons Retention Agreement), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting by Shareholders other than Messrs. Timothy T. Barry, Brian D. Edgar, Christopher Richards, Juan Manuel Lopez Ramirez and David Xuan (together, the “Key Persons”) together with the associates and affiliates of the Key Persons as well as any other persons excluded from voting in accordance with Section 8.1(2) of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) and Section 501(c) of the TSX Company Manual (together with the Key Persons, the “Excluded Shareholders”), provided a quorum is present. To the knowledge of the Company, the aggregate number of shares held by Excluded Shareholders and votes to be excluded is [●], assuming that all Excluded Shareholders cast the votes attaching to their common stock. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote.
  For Proposal 4 (advisory vote on executive compensation), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required for approval, provided a quorum is present. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote. Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
  For Proposal 5 (advisory vote on the frequency of future advisory votes on executive compensation), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required for approval, provided a quorum is present. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote. Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on executive compensation.

How do I vote my shares?

Each share of Silver Bull common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of Silver Bull common stock that you own. You may elect to vote in one of the following methods:

  By Mail – If you have requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
  By Internet – If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
  By Telephone – You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
  In Person – You may attend the Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

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If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting.

Your Voting Instruction Form from Broadridge Financial Solutions, Inc. (“Broadridge”) or your Notice provides information on how to vote your shares. Additionally, Silver Bull may utilize the Broadridge Quickvote service to assist eligible beneficial owners with voting their shares.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as Proposal 2 (ratification and approval of appointment of independent registered public accounting firm), but cannot vote on “non-routine” matters such as Proposal 1 (election of directors), Proposal 3 (ratification and approval of the Key Persons Retention Agreement), Proposal 4 (advisory vote on executive compensation), or Proposal 5 (advisory vote on the frequency of future advisory votes on executive compensation). Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Proxies submitted properly by one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” the election of each of the four (4) director nominees, “FOR” the proposal to ratify and approve the appointment of Smythe as our independent registered public accounting firm for the fiscal year ending October 31, 2024, “FOR” the proposal to ratify and approve the Key Persons Retention Agreement, “FOR” the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, for the proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation every “THREE YEARS,” and in such manner as the proxy holders named on the proxy, in their discretion, determine upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who may attend the Meeting?

All Shareholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. If you are not a Shareholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement as of the Record Date, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

How may I vote my shares in person at the Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions prior to the Meeting as described below so that your vote will be counted if you later decide not to attend the Meeting.

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May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Meeting: (i) by delivering a written notice of your revocation to our principal executive office, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, P.O. Box 10414, Vancouver, British Columbia, V7Y 1K4, Canada, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia, V7Y 1K4, Canada; or (ii) by executing and delivering a later-dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy. Notwithstanding the foregoing, no proxy will be counted unless it is received by the Company prior to the commencement of the Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of 5% of the shares of Silver Bull common stock outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. The inspector of election will treat shares of Silver Bull common stock represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

For the election of directors pursuant to Proposal 1, you may vote “FOR” any nominee, or you may indicate that you wish to withhold authority to vote for one or more of the nominees being proposed.

For each of Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” the proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

For Proposal 5, you may vote to hold such votes every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

Who will count the proxy votes?

We currently expect that Broadridge will tabulate the votes and that the Company’s Chief Financial Officer, Christopher Richards, will serve as inspector of election for the Meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Meeting other than the matters described in this Proxy Statement. If you grant a proxy, either of the officers named as proxy holder, Timothy T. Barry or Christopher Richards, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The number of shares of Silver Bull common stock outstanding as of February 9, 2024 was 47,365,652. The following table sets forth the number of shares of Silver Bull common stock beneficially owned by (i) each person who owned of record, or was known to own beneficially, more than 5% of any class of the Company’s voting securities, (ii) each of the Company’s directors, nominees and named executive officers, and (iii) all of the directors, nominees, and named executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)		Percent of Common Stock
Timothy T. Barry	President and Chief Executive Officer	3,145,298	(3)	6.45%
Brian D. Edgar	Chairman and Director	2,726,204	(4)	5.63%
Christopher Richards	Chief Financial Officer	1,006,172	(5)	2.09%
David T. Underwood	Director	221,500	(6)	* %
William F. Matlack	Director	1,350,005	(7)	2.82%
All directors, nominees, and executive officers as a group (5 persons)		8,449,179		16.47%
_________________________

*	The percentage of Silver Bull common stock beneficially owned is less than one percent (1%).
(1)	The address of these persons is c/o Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia V7Y 1K4.
(2)	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of February 9, 2024, including through the exercise of any option, warrant, or right. For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Silver Bull common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Silver Bull common stock is calculated. That Silver Bull common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.
(3)	Consists of (i) 1,720,298 shares of Silver Bull common stock held directly; (ii) warrants to purchase 450,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; and (iii) stock options to purchase 975,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days. Excludes (a) 319,000 shares of Silver Bull common stock; and (b) warrants to purchase 159,500 shares of Silver Bull common stock, in each case that are owned by Mr. Barry’s spouse, and of which Mr. Barry disclaims beneficial ownership.
(4)	Consists of (i) 845,102 shares of Silver Bull common stock held directly; (ii) warrants to purchase 406,500 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; (iii) stock options to purchase 625,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; and (iv) 849,602 shares of Silver Bull common stock owned by Tortuga Investments Corp., a company wholly owned by Mr. Edgar. Excludes (a) 425,000 shares of Silver Bull common stock; and (b) warrants to purchase 212,500 shares of Silver Bull common stock, in each case that are owned by 0893306 B.C. Ltd., a company wholly owned by Mr. Edgar’s spouse, and of which Mr. Edgar disclaims beneficial ownership.
(5)	Consists of (i) 289,839 shares of Silver Bull common stock held directly; (ii) warrants to purchase 8,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; and (iii) stock options to purchase 708,333 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days.
(6)	Consists of (i) warrants to purchase 21,500 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; and (ii) stock options to purchase 200,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days.
(7)	Consists of (i) 800,005 shares of Silver Bull common stock held directly; (ii) warrants to purchase 400,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days; and (iii) stock options to purchase 150,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days.

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MANAGEMENT

Identification of Directors and Executive Officers

The table below sets forth the names, titles, and ages of each of the nominees standing for election to the Board and the Company’s executive officers as of February 9, 2024. There are no family relationships among any of the directors, executive officers and/or director/nominees of the Company.

Except as described herein, there was no agreement or understanding between the Company and any director or executive officer pursuant to which he was selected as an officer or director, although certain of the Company’s executive officers have entered into employment agreements with the Company.

Name	Current Position	Age	Year Initially Appointed as Officer or Director
Brian D. Edgar	Chairman and Director	74	2010
Timothy T. Barry	President, Chief Executive Officer and Director	48	2010
David T. Underwood	Director	59	2022
William F. Matlack	Director	69	2023
Christopher Richards	Chief Financial Officer	46	2020

Brian D. Edgar. Mr. Edgar was appointed Chairman of the Board in April 2010. Mr. Edgar has broad experience working in junior and mid-size natural resource companies. He served as Dome’s President and Chief Executive Officer from February 2005 to April 2010, when Dome was acquired by Silver Bull. Further, Mr. Edgar served as a director of Dome (1998–2010), Lucara Diamond Corp. (2007–May 2020), BlackPearl Resources Inc. (2006–December 2018), and ShaMaran Petroleum Corp. (2007–June 2019). He has served as a director of Denison Mines Corp. (TSX: DML; NYSE: DNN) since 2005 and of Arras Minerals Corp. (“Arras”) (TSXV: ARK) since its inception on February 5, 2021 and of numerous other public resource companies over the last 30 years. Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for 16 years.

Timothy T. Barry. Mr. Barry was appointed as Vice President – Exploration of Silver Bull in August 2010. Since March 2011, he has served as the Chief Executive Officer and a director of Silver Bull. He also served as President of Silver Bull from March 2011 until October 1, 2021 and from April 21, 2023 to present. In addition, Mr. Barry has served as the Chief Executive Officer and a director of Arras since February 5, 2021, and also served as President of Arras from February 5, 2021 to October 1, 2021. He is also currently a director of Torrent Gold Inc. (CSE: TGLD). Between 2006 and August 2010, Mr. Barry spent five years working as Chief Geologist in West and Central Africa for Dome Ventures Corp. (“Dome”). During this time, he managed all aspects of Dome’s exploration programs and oversaw corporate compliance for Dome’s various subsidiaries. Mr. Barry also served on Dome’s board of directors. In 2005, he worked as a project geologist in Mongolia for Entree Resources Ltd., a company that has a significant stake in the Oyu Tolgoi mine in Mongolia. Between 1998 and 2005, Mr. Barry worked as an exploration geologist for Ross River Minerals Inc. on its El Pulpo copper/gold project in Sinaloa, Mexico, for Canabrava Diamonds Corporation on its exploration programs in the James Bay lowlands in Ontario, Canada, and for Homestake Mining Company on its Plutonic Gold Mine in Western Australia. He has also worked as a mapping geologist for the Geological Survey of Canada in the Coast Mountains, and as a research assistant at the University of British Columbia, where he examined the potential of CO2 sequestration in Canada using ultramafic rocks. Mr. Barry received a Bachelor of Science degree from the University of Otago in Dundein, New Zealand and is a Chartered Professional Geologist (CPAusIMM).

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David T. Underwood. Mr. Underwood has 30 years of broad exploration experience in Africa and other parts of the world acting in executive and senior technical roles for major and junior exploration and mining companies. Since January 2017, he has been the Vice President of Exploration of Osino Resources Corp. (TSXV: OSI) in Namibia. He led the technical team that discovered the 3 million ounce Twin Hills gold deposit, under thick calcrete cover, in 2019. Mr. Underwood has also been a Technical Advisor for private company Lotus Gold in Egypt since 2020 and was appointed as Technical Director in August 2022. He was previously a co-founder and from 2014 to 2015 served as Vice President of Exploration of BHK Mining Corp. operating in Gabon. Mr. Underwood served in Business Development for Newmont Mining Corporation in Africa from January 2010 to December 2013 and as a lead gold consultant to Anglogold Ashanti Limited from 2008 to 2010. During this period he also consulted to numerous companies including Roxgold Inc. and prior to 2008, held several key management positions, including Managing Director of Anglo American in Kenya and Managing Director of Desert Minerals in Namibia. Mr. Underwood has a BSc (Hons) degree, is a Fellow of the Society of Economic Geology, and is a Registered Professional Scientist with the South African Council for Natural Scientific Professions.

William F. Matlack. Mr. Matlack is a veteran geologist over a 20-year career in the mining industry, working primarily with Santa Fe Pacific Gold Corp. (now Newmont Mining) and Gold Fields Limited. Mr. Matlack was involved in the exploration and development of several world-class gold discoveries in Nevada and California. Later, he was an equity research analyst in metals & mining with Citigroup and BMO Capital Markets, and an investment banker in metals & mining with Scarsdale Equities. From 2012 to 2018, he was interim CEO and a director of Klondex Mines Limited during its transformation from an explorer to gold producer in Nevada. Mr. Matlack has served as a director of Timberline Resources Corp. since October 2019.

Christopher Richards. Mr. Richards was appointed as the Company’s Chief Financial Officer effective as of September 28, 2020. Since February 2021, he has also served as the Chief Financial Officer of Arras. Mr. Richards previously served as the Vice President of Finance for Great Panther Mining Limited, a U.S. and Canadian dual-listed gold and silver producer, from June 2018 to February 2020. From January 2017 to May 2018, he was self-employed as a senior financial consultant, advising public and private companies in the mining and natural resources industries. Prior to that, Mr. Richards served as the Vice President of Finance and Corporate Secretary (December 2013–December 2016) and Group Controller (April 2009–November 2013) of Kyzyl Gold Ltd., a wholly owned subsidiary of London Stock Exchange-listed Polymetal International plc, engaged in the development of the Kyzyl Gold Mine located in Kazakhstan. From July 2015 to October 2016, he served as the Chief Financial Officer of TSX Venture Exchange-listed True North Gems Inc. Earlier in his career, Mr. Richards served as the Corporate Controller of U.S. and Canadian dual-listed NovaGold Resources Inc. and as a Senior Manager of Audit for KPMG LLP. He is a CPA (Chartered Professional Accountant, British Columbia), CA, and received a Bachelor of Business Administration degree from Simon Fraser University in 2000 and a certificate in mining studies from the University of British Columbia in 2014.

Board Composition

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a meeting of Shareholders. If the number of shares “WITHHELD” for any nominee exceeds the number of shares voted “FOR” such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”) will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain Shareholders “WITHHELD” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Company. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days and announce its decision by a press release.

According to the Majority Voting Policy, the affected director cannot participate in the deliberations of the Corporate Governance and Nominating Committee or the Board as to whether to consider his or her resignation. The Majority Voting Policy applies only in circumstances involving an uncontested election of directors, meaning an election in which the number of nominees is equal to the number of directors to be elected.

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The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Company’s Corporate Governance and Nominating Committee is charged with identifying, screening and/or appointing persons to serve on the Board. The Corporate Governance and Nominating Committee evaluates nominees recommended by the Shareholders using the same criteria it uses for other nominees. In identifying Board candidates, it is the Company’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors. The Board believes that the process in place to identify candidates and elect directors allows the most qualified candidates to be appointed independently.

The Company believes that each of the persons standing for election to the Board at the Meeting has the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. With regard to the Board nominees, the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

•	Brian D. Edgar: The Board believes that Mr. Edgar is qualified to serve as a director of the Company because of his extensive experience working with junior and mid-size natural resource companies, as well as his experience with and general knowledge of the capital markets.
•	Timothy T. Barry: The Board believes that Mr. Barry is qualified to serve as a director of the Company because of his geological education and background, and his significant experience with junior and mid-size natural resources companies, particularly early-stage natural resource companies.
•	David T. Underwood: The Board believes that Mr. Underwood is qualified to serve as a director of the Company because of his significant experience in all facets of the mineral exploration business, which includes managing large exploration organizations, as well as his education and general knowledge of the exploration industry.
•	William F. Matlack: The Board believes that Mr. Matlack is qualified serve as a director of the Company because he holds the Accredited Director designation, ICSA Canada, is financially literate by virtue of his background as a metals & mining equity research analyst, has extensive geological and management experience in mineral exploration companies, and has a background in gold exploration and development projects that enables him to provide operating and leadership insights to the Board.

Involvement in Certain Legal Proceedings

During the past ten years, none of the director nominees or persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of SEC Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Transactions with Related Persons

Pursuant to its charter, the Audit Committee of the Board (the “Audit Committee”) reviews and approves all related party transactions on an ongoing basis.

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Key Persons Retention Agreement

On October 13, 2023, the Company entered into the Key Persons Retention Agreement with the Key Persons in order to encourage their retention and support the ICSID Arbitration (as defined herein).

For additional information regarding the Key Persons Retention Agreement, please refer to “Proposal 3: Ratification and Approval of the Key Persons Retention Agreement” in this Proxy Statement.

Private Placement

On October 30, 2023, the Company entered into a series of substantially similar subscription agreements pursuant to which the Company issued and sold to certain investors, in a private placement, units (the “Units”) of the Company at a price of C$0.11 per Unit (the “Private Placement”). Each Unit consisted of one share of Silver Bull common stock and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one share of Silver Bull common stock at a price of C$0.13. The Private Placement included subscriptions from three members of the Board for an aggregate 2,100,000 Units (C$231,000). On October 13, 2023, the Board approved the Private Placement.

Independence of the Board

The Board currently consists of Timothy T. Barry, Brian D. Edgar, David Underwood and William Matlack. All of the current board members are being nominated by the Company for re-election at the Meeting. Messrs. Underwood and Matlack are considered “independent” as that term is defined in Section 311 of the TSX Company Manual.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Brian D. Edgar has been the Company’s Chairman of the Board since April 2010, while Timothy T. Barry has served as the Company’s Chief Executive Officer since February 2011. The Board believes that this leadership structure is appropriate, as Mr. Edgar and Mr. Barry bring complementary skills to the Company’s business operations and strategic plans and generally are focused on somewhat different aspects of the Company’s operations. Mr. Barry, with his geological background and experience, has a greater depth of knowledge regarding the Company’s exploration activities, while Mr. Edgar has a significant amount of experience with mid-sized and junior level exploration and mining companies.

Although Mr. Edgar does not work full-time for the Company, he has previously devoted a significant portion of his time to the day-to-day affairs of, and has played a key policy-making role for, the Company. For this reason, the Company has previously viewed Mr. Edgar as one of its executive officers. As of October 2021, Mr. Edgar’s role ceased to be full time and therefore, Mr. Edgar was no longer considered as an executive officer as of that date.

Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates but considers diversity as part of its overall assessment of the Board’s functioning and needs.

Board’s Role in Risk Oversight

Company management is charged with the day-to-day management of risks the Company faces. However, the Board, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management generally and with reviewing and discussing with management the Company’s major risk exposures (whether financial, operating or otherwise) and the steps that management takes to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Audit Committee reports to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Audit Committee and the Compensation Committee correspond with, and report to, management and the Board.

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Meetings of the Board and Committees

Board of Directors

The Board held ten meetings during the fiscal year ended October 31, 2023, and has held one meeting during the current fiscal year. Such meetings consisted of both actions taken by the unanimous written consent of the directors and live meetings at which the directors were present in person or by telephone. All of the Company’s directors attended at least 75% of the Board meetings conducted during the fiscal year ended October 31, 2023 during the time of their tenure. The Company does not have a formal policy with regard to Board members’ attendance at annual meetings but encourages them to attend meetings of Shareholders. Mr. Edgar attended last year’s annual meeting of Shareholders.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The following persons currently serve on the Company’s Audit Committee: William Matlack and David Underwood. Messrs. Matlack and Underwood are considered “independent” under Rule 10A-3 of the Exchange Act. Mr. Matlack is the “financial expert” for the Audit Committee. Mr. Matlack replaced Mr. Daniel Kunz on the Audit Committee on April 20, 2023, as Mr. Kunz did not stand for re-election to the Board at the annual meeting of Shareholders held on that date.

The Audit Committee held five meetings during the fiscal year ended October 31, 2023, and has held one meeting during the current fiscal year. Such meetings consisted of both actions taken by the unanimous written consent of the Audit Committee members and live meetings at which the members were present in person or by telephone. While serving as a member of the Audit Committee during fiscal 2023, Messrs. Matlack, Underwood and Kunz attended in person or by telephone all of meetings held by such committee. On May 1, 2006, the Board adopted a written charter for the Audit Committee, which was amended on February 14, 2012 and February 22, 2017. The Audit Committee charter is available on our website at www.silverbullresources.com. The composition of the Audit Committee following the Meeting will be determined by the Board after the Meeting, but it is anticipated that Messrs. Matlack and Underwood will continue to serve on the Audit Committee.

Compensation Committee

The Company’s Compensation Committee currently consists of David Underwood, William Matlack, and Brian D. Edgar. Messrs. Underwood and Matlack are considered “independent” under Section 311 of the TSX Company Manual. The Compensation Committee held three meetings during the fiscal year ended October 31, 2023, and has held one meeting during the current fiscal year. Such meetings consisted of both actions taken by the unanimous written consent of the Compensation Committee members and live meetings at which the members were present in person or by telephone. While serving as a member of the Compensation Committee during fiscal 2023, Messrs. Matlack, Underwood and Edgar attended in person or by telephone all of meetings held by such committee. The composition of the Compensation Committee following the Meeting will be determined by the Board after the Meeting, but it is anticipated that Messrs. Matlack, Edgar and Underwood will continue to serve on the Compensation Committee.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility (i) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives and (ii) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee may also invite the executive officers and other members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer. The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

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The Compensation Committee also has the authority and responsibility: (i) to review the fees paid to independent directors for service on the Board and its committees, and make recommendations to the Board with respect thereto (however, disinterested members of the Board ultimately determine the fees paid to the independent directors); and (ii) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

The Compensation Committee is authorized to delegate any of its responsibilities to a subcommittee as the Compensation Committee deems appropriate. The Compensation Committee’s charter was adopted by the Board on May 1, 2006 and amended on December 5, 2006, February 22, 2013, and February 22, 2017. The charter is available on our website at www.silverbullresources.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee served as an employee of the Company during the fiscal year ended October 31, 2023 (or subsequently). Except for Mr. Edgar, no current member of our Compensation Committee has served as an officer of the Company, and none of the current members of the Compensation Committee has entered into a transaction with the Company in which he had a direct or indirect interest that is required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. During the past year, no executive officer of the Company served as a director or on the compensation committee of another entity whose executive officer also served on the Company’s Board or Compensation Committee.

Corporate Governance and Nominating Committee

The Company’s Corporate Governance and Nominating Committee currently consists of David Underwood and William Matlack. Messrs. Underwood and Matlack are considered “independent” under Section 311 of the TSX Company Manual. The future composition of the Corporate Governance and Nominating Committee will be determined after the Meeting, but it is anticipated that Messrs. Underwood and Matlack will continue to serve on the Corporate Governance and Nominating Committee. Duties of the Corporate Governance and Nominating Committee include oversight of the process by which individuals may be nominated to the Board. The Corporate Governance and Nominating Committee’s charter was adopted by the Board on May 1, 2006 and amended on July 7, 2006, February 22, 2013, and February 22, 2017 and is available on our website at www.silverbullresources.com.

The functions performed by the Corporate Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Corporate Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s Shareholders. The Nominating Committee does not have a formal policy with respect to the consideration of diversity when identifying nominees for director but considers diversity as part of its overall assessment of the Board’s needs.

The Corporate Governance and Nominating Committee will consider nominees proposed by the Shareholders. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, P.O. Box 10414, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Governance and Nominating Committee, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Governance and Nominating Committee.

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A Shareholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the proxy statement for the Company’s most recent annual meeting under the heading “Shareholder Proposals” in this Proxy Statement, as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation.
(ii)	The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly.
(iii)	The name, address, telephone number, fax number and e-mail address of the person being recommended to the Corporate Governance and Nominating Committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years and other relevant information.
(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.
(v)	Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of SEC Regulation S-K).
(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of SEC Regulation S-K.
(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of SEC Regulation S-K.
(viii)	The signed consent of the proposed nominee in which he or she: (1) consents to being nominated as a director of the Company if selected by the Corporate Governance and Nominating Committee; (2) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (3) states whether the proposed nominee is “independent” as defined by applicable laws; and (4) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii) above.

Although the information may be submitted by fax, e-mail, mail or courier, the Corporate Governance and Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of the nomination having been made.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs. No Shareholder nominations were received in connection with the Meeting.

The process for evaluating a director nominee is the same whether a nominee is recommended by a Shareholder or by an existing officer or director. The Corporate Governance and Nominating Committee will:

(1)	Establish criteria for selection of potential directors, taking into consideration the following attributes that are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure that they are consistent with best practices and the goals of the Company;
(2)	Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and
(3)	Receive and evaluate nominations for Board membership that are recommended by existing directors, corporate officers or Shareholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

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The Corporate Governance and Nominating Committee held one meeting during the fiscal year ended October 31, 2023 and has held one meeting during the current fiscal year. The Corporate Governance and Nominating Committee has nominated Brian D. Edgar, Timothy T. Barry, David Underwood and William Matlack to stand for re-election at the Meeting. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

The Company values the views of its Shareholders (current and future shareholders, employees and others). Accordingly, the Board established a system through its Audit Committee to receive, track and respond to communications from Shareholders addressed to the Board or to the Company’s non-management directors. Any Shareholder who wishes to communicate with the Board or the Company’s non-management directors may write, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, P.O. Box 10414, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Audit Committee Chair, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Audit Committee Chair.

The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Corporate Governance and Nominating Committee, the full Board or the Company’s non-management directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained below (collectively, the “named executive officers”).

The Compensation Committee reviews and approves the total direct compensation packages for each of our executive officers, evaluates executive performance and makes salary adjustments, discretionary bonus determinations and determines equity awards. Notably, the salary and other benefits payable to those persons who served as our named executive officers during the fiscal year ended October 31, 2023 are set forth in employment and consulting agreements which are discussed below. Stock option grants to the named executive officers, as applicable, are reviewed by the Compensation Committee and approved by the Board. Other than in connection with the reasonableness opinion for the Key Persons Retention Agreement, the Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The principle objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:

•	attracting and retaining highly qualified executives who share our Company values and commitment;
•	providing executives a compensation package that is fair and competitive, with contractual terms that offer them reasonable security; and
•	motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and Shareholders.

The primary elements of compensation to our named executive officers are cash compensation and equity compensation in the form of stock option and stock grants, each of which is further described below.

In April 2017, our Shareholders recommended, in an advisory, non-binding vote, that Shareholder advisory votes on the compensation of our executive officers, commonly referred to as a “say-on-pay” vote, be held every year. Approximately 50% of the votes cast were voted in favor of a one-year frequency. Accordingly, the Board adopted the Shareholders’ recommendation to hold the say-on-pay vote every year. In each of April 2021, April 2022, and April 2023, we held a Shareholder say-on-pay advisory vote in which our Shareholders approved the compensation of our named executive officers, with approximately 93%, 94% and 94%, respectively, of Shareholder votes cast in favor of our say-on-pay resolution.

As we evaluated our compensation practices for the calendar year 2023, we were mindful of the strong support our Shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of Shareholder value. As a result, our Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on long-term incentive compensation that will reward our executives when they deliver value for our Shareholders on a successful outcome of the ICSID Arbitration. As such, the Compensation Committee developed and approved the Key Persons Retention Agreement that we are seeking to have approved by Shareholders as detailed in Proposal 3. Additionally, we are submitting the compensation of our named executive officers to an advisory vote this year as described more fully below under Proposal 4.

In February 2024, the Board approved performance bonuses for calendar year 2023 to Messrs. Barry and Richards, in the amount of CDN$100,000 and CDN$50,000, respectively. These amounts are to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case. The Compensation Committee approved bonus targets for calendar year 2024 for Messrs. Barry and Richards of CDN$100,000 and CDN$50,000, respectively. The amount of the 2024 bonuses to be awarded will be determined by the Compensation Committee in early 2025 based on certain criteria for calendar year 2024, as recommended by the Compensation Committee and approved by the Board.

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During the calendar year 2023, the Company pivoted from its long-term corporate strategy of development of its Sierra Mojada project in Mexico due to an ongoing illegal blockade of the project and the failure of the Mexican government to uphold the law, preventing the Company from conducting lawful business in Mexico. Despite numerous demands and requests for action, Mexican authorities have allowed the illegal blockade to continue. As such, they failed to protect Silver Bull’s investment and, it is Silver Bull’s position that, they have breached several provisions of the North American Free Trade Agreement (“NAFTA”).

On March 2, 2023, Silver Bull filed with the Mexican government a Notice of Intent to initiate a legacy NAFTA claim under Annex 14-C of the USMCA to recover economic damages resulting from the illegal blockade of its Sierra Mojada project.

Silver Bull is seeking to recover damages that it has suffered as a result of Mexico’s breach of its NAFTA obligations, initially estimated to be US$178 million.

To that end, the focus of the Company and its named executive officers shifted during 2023 to focus on securing funding and advancing the ICSID Arbitration.

Cash Compensation Payable to our Named Executive Officers

Our named executive officers receive a base salary payable in accordance with our normal payroll practices. The base salaries of our executive officers are set forth in employment or consulting agreements between the Company and each officer. Based on the Compensation Committee’s knowledge of the industry and size and financial resources of the Company, the Compensation Committee believes that the base salaries of the Company’s executive officers are competitive with those that are received by comparable officers with comparable responsibilities in similar companies.

When the Compensation Committee considers total cash compensation for our named executive officers, it does so by evaluating their responsibilities, experience and the competitive marketplace. Specifically, the Compensation Committee considers the following factors:

•	the executive’s leadership and operational performance and potential to enhance long-term value to the Company’s Shareholders;
•	the Company’s financial resources;
•	performance compared to the financial, operational and strategic goals established for the Company;
•	the nature, scope and level of the executive’s responsibilities;
•	competitive market compensation paid by other companies for similar positions, experience and performance levels; and
•	the executive’s current salary, and the appropriate balance between incentives for long-term and short-term performance.

Historically, the Company has entered into employment agreements with its executive officers that provide for a base salary and other benefits.

Option Grants to our Named Executive Officers

We granted stock options to our named executive officers in January 2024 and February 2022. Historically, options have been granted to officers and directors on or about the time of their initial appointment. We also may make additional awards to our executive officers at the discretion of the Board. Options granted to our executive officers generally vest over a period of two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control. These option grants are intended to provide incentives to our officers who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. We believe that option grants also help to align the interests of our management and employees with the interests of Shareholders. Further, we believe that these option grants serve as additional incentive for our officers and that the achievement of these objectives will help our performance. The amount of the option grant to each executive officer is intended, in conjunction with cash salary and bonus amounts, and stock bonuses, to provide aggregate compensation that is competitive with amounts received by similarly experienced officers of comparable companies.

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Employment and Consulting Agreements with our Named Executive Officers

The Company has entered into employment and consulting agreements with its named executive officers. Each of our executive officers is paid a salary or consulting fee for his services and has been granted stock options in consideration for his services. When the Compensation Committee considers salaries and consulting fees for our executives, it does so by evaluating their responsibilities, experience, the competitive marketplace and our financial resources and projections. Pursuant to its charter, the Compensation Committee reviews and approves the terms of the compensation granted and awarded to our named executive officers.

Timothy T. Barry

On February 17, 2022 (effective as of January 1, 2022), Silver Bull entered into a consulting agreement with Mr. Barry (the “CEO Consulting Agreement”) pursuant to which agreement Mr. Barry continues to serve as the Chief Executive Officer of the Company. Pursuant to the terms and conditions of the CEO Consulting Agreement, Mr. Barry received an annual fee of CDN$60,000 (the “CEO Consulting Fee”) and is eligible to participate in the Company’s annual bonus plans during the term of the CEO Consulting Agreement, with a bonus target of up to 50% of the annual fee, or a target determined by the Board. In addition, Mr. Barry is eligible to participate in the Management Retention Bonus Plan (as defined below). In the event that the CEO Consulting Agreement is terminated by the Company without cause or by Mr. Barry for “good reason” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to the following amounts, payable in a lump sum (the “CEO Severance Payments”): (A) 12 months of the CEO Consulting Fee; plus (B) one month of the CEO Consulting Fee for each additional year of service from January 1, 2022, up to a maximum of 24 months of the CEO Consulting Fee; plus (C) a payment equal to a pro-rated portion of the annual cash bonus. If the Company terminates the CEO Consulting Agreement without cause within three months following a “change of control” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to 24 months of the CEO Consulting Fee plus a lump-sum payment equal to two times the annual cash bonus (such payment, the “CEO Change of Control Payment”). In addition, Mr. Barry has the right to terminate the CEO Consulting Agreement for any reason within six months following a “change of control” and receive the CEO Change of Control Payment from the Company. In addition, upon any termination pursuant to which Mr. Barry receives any of the CEO Severance Payments or the CEO Change of Control Payments described above, Mr. Barry is further entitled to continued benefits provided under the Company’s insured standard benefit plan for a period of 12 months following such termination.

Effective September 1, 2023, the CEO Consulting Fee was revised to CDN$200,000, of which CDN$125,000 is to be paid, and the remaining CDN$75,000 is to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case, or there is a change of control of the Company.

Christopher Richards

On February 17, 2022 (effective January 1, 2022), the Company entered into an amended and restated employment agreement with Mr. Richards that provides for an annual base salary, and he is eligible to receive an annual bonus at the discretion of the Board. If Mr. Richards is terminated without cause, he will be entitled to receive a lump-sum payment equal to twelve months of his Silver Bull base salary and a pro-rata payment of the Silver Bull annual bonus. If the Company terminates the amended and restated employment agreement without cause within three (3) months of a change of control or Mr. Richards resigns for good reason within six (6) months of a change of control of the Company, the Company must pay Mr. Richards twenty-four (24) months of Silver Bull base salary plus a lump sum payment equal to two (2) Silver Bull annual bonuses, based upon the average of the past two previous year’s bonuses paid to Mr. Richards. Mr. Richards is entitled to the same termination payments from Arras.

Effective September 1, 2023, Mr. Richards’ annual base salary was revised to CDN$339,000, of which the Company is responsible for CDN$150,000 (Arras is paying the remaining CDN$189,000). Of the CDN$150,000 the Company is responsible for, CDN$100,000 is to be paid, and the remaining CDN$50,000 is to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case, or there is a change of control of the Company.

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Management Retention Bonus Plan

As a result of the default of Mexico under its NAFTA obligations, the Company’s previously adopted Management Retention Bonus Plan (the “Management Retention Bonus Plan”) effective as of April 15, 2021, and as amended on February 17, 2022, was terminated by agreement of all participants upon the signing of the Key Persons Retention Plan in October 2023 (refer to Proposal 3 for details). As such, our named executive officers will no longer eligible to participate in the Management Retention Bonus Plan subject to the approval of the Key Persons Retention Plan.

Certain executives of the Company, including Messrs. Barry, Edgar and Richards, were to participate in the Management Retention Bonus Plan, which provided for aggregate cash bonus to the participants, subject to the Company’s achievement of the applicable market capitalization targets within six years of the date of the Management Retention Bonus Plan: (i) CDN$2,500,000 if and when the Company’s market capitalization reaches at least CDN$250,000,000 for five consecutive trading days; (ii) CDN$2,500,000 if and when the Company’s market capitalization reaches at least CDN$500,000,000 for five consecutive trading days; and (iii) CDN$5,000,000 if and when the Company’s market capitalization reaches at least CDN$1,000,000,000 for five consecutive trading days. In the event that the Company was to undergo a “change of control” (as defined in the Management Retention Bonus Plan) and the Company’s market capitalization at any point prior to such a “change in control” equaled or exceeded CDN$250,000,000, the Company was to pay to the participant an aggregate bonus equal to 1.0% of the applicable bid price less any retention bonus previously paid to under the Management Retention Bonus Plan. Messrs. Barry, Edgar and Richards were entitled to the following portion of any amounts payable under the Management Retention Bonus Plan: 45% for Mr. Barry, 30% for Mr. Edgar and 15% for Mr. Richards.

SUMMARY COMPENSATION TABLE

The following table sets out the compensation received for the fiscal years ended October 31, 2023 and 2022 in respect to each named executive officer.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Timothy T. Barry (4)	2023	52,508	19,826	—	72,334
President, Chief Executive Officer and Director	2022	72,044	6,105	102,277	180,426
Christopher Richards (5)	2023	49,503	19,826	—	69,329
Chief Financial Officer	2022	64,718	5,190	75,003	144,911
Darren E. Klinck (6)	2023	18,624	19,826	—	38,450
Former President	2022	36,633	6,105	102,277	145,015

(1)	All 2023 and 2022 CDN$ amounts have been converted to US$ using the CDN$/US$ exchange rate as of October 31, 2023 and 2022, respectively.
(2)	For the year ended October 31, 2023, Messrs. Barry, Richards and Klinck each received CDN$27,500 in shares of common stock of the Company. For the year ended October 31, 2022, Mr. Barry received CDN$8,333 in shares of common stock of the Company; Mr. Richards received $CDN7,083 in shares of common stock of the Company; and Mr. Klinck received CDN$8,333 in shares of common stock of the Company. All shares were issued in accordance with the Company’s 2019 Stock Option and Stock Bonus Plan.
(3)	Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-10, Stock Compensation. See Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 for a discussion regarding assumptions used to calculate fair value under the Black–Scholes valuation model. Options granted in 2022 were awarded by the Company.

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(4)	Effective January 1, 2022, Mr. Barry’s annual base compensation was revised from CDN$290,000 to CDN$60,000 as a result of the separation of Arras from Silver Bull in late 2021, whereby Mr. Barry entered into a consulting agreement with the Company. Mr. Barry is eligible to receive an annual bonus at the discretion of the Board. As Mr. Barry also held the position of Chief Executive Officer of Arras, and no separate agreement was in place with Arras until January 2022. For the year ended October 31, 2022, US$26,559 (CDN$36,250) of base compensation was allocated and billed to Arras for the period from November 1, 2021 to December 31, 2021. Effective September 1, 2023, Mr. Barry’s annual base compensation was revised to CDN$200,000, of which CDN$125,000 is to be paid, and the remaining CDN$75,000 is to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration (as defined below), or there is a change of control of the Company.
(5)	On September 23, 2020, the Company entered into an employment agreement with Mr. Richards that provided for an annual base salary of CDN$210,000. Effective February 15, 2021, Mr. Richards’ annual base salary was increased to CDN$230,000. Effective January 1, 2022, Mr. Richards entered into an amended and restated employment agreement jointly with Silver Bull and Arras, whereby Silver Bull is responsible for CDN$60,000 of his base salary, and he is eligible to receive an annual bonus at the discretion of the Board. As Mr. Richards also held the position of Chief Financial Officer of Arras, and no separate agreement was in place with Arras until January 2022. For the year ended October 31, 2022, US$21,064 (CDN$28,750) of base salary was allocated and billed to Arras for the period from November 1, 2021 to December 31, 2021. Effective September 1, 2023, Mr. Richards’ annual base compensation was revised to CDN$150,000, of which CDN$100,000 is to be paid, and the remaining CDN$50,000 is to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case, or there is a change of control of the Company.
(6)	On September 28, 2021, Silver Bull entered into a consulting agreement with Westcott, Mr. Klinck’s personal service corporation, that provided for an annual base fee of CDN$50,000. Effective January 1, 2022, the consulting agreement with Westcott was amended to increase the annual base fee to CDN$60,000. Mr. Klinck was eligible to receive an annual bonus at the discretion of the Board. Mr. Klinck resigned as President of the Company effective April 21, 2023.

Stock Option, Stock Awards and Equity Incentive Plans

As of the date of this Proxy Statement, the Company has one formal equity compensation plan under which equity securities are authorized for issuance to its officers, directors, employees and consultants: the 2019 Stock Option and Stock Bonus Plan which was adopted by the Board on February 22, 2019, approved by the Shareholders on April 18, 2019, and amendments to it were approved by Shareholders on April 19, 2022 (collectively, the “2019 Plan”). Under the 2019 Plan, up to 10% of the total shares outstanding are reserved to be issued upon the exercise of options or the grant of stock bonuses, with an overall limit of 15,000,000 shares available to be issued as incentive stock options.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Underlying Unexercised		Option
	Options (1) (2)		Exercise		Option
Name	Exercisable	Unexercisable	Price (US$)		Expiration Date
Timothy T. Barry President, Chief Executive Officer and Director	750,000	—	$0.23	(3)	2/16/2027

Christopher Richards Chief Financial Officer	550,000	—	$0.23	(3)	2/16/2027

Darren E. Klinck Former President	—	—	$—		—

(1)	Includes options granted under the 2019 Stock Option and Stock Bonus Plan.
(2)	Options are fully vested as of October 31, 2023. Options vested in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.
(3)	Exercise price of CDN$0.32 was converted based on the foreign currency exchange rate as of October 31, 2023 (CDN$1.00 = US$0.7209).

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the implementing rules under Item 402(v) of Regulation S-K, we are providing the following pay versus performance disclosure.

Pay versus Performance Table

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and the compensation of our other non-PEO NEOs, for each of the years ending October 31, 2022 and 2023, as such compensation relates to our financial performance for each year.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net (Loss) (thousands) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$72,334	$64,664	$53,980	$45,856	$17.54	$(1,251)
2022	$180,426	$134,585	$144,963	$105,234	$29.82	$(3,168)

(1)	The dollar amounts reported in column (b) are the amounts reported for the principal executive officer (“PEO”), Mr. Barry (the Company’s President and Chief Executive Officer), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Barry, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Barry during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Barry’s total compensation for each year to determine the “compensation actually paid” which is reported above:

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Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actual Paid to PEO
2023	$72,334	($19,826)	$12,156	$64,664
2022	$180,426	($108,382)	$62,541	$134,585

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	Represents the sum of:
i.	for equity awards granted during the fiscal year:
•	the fair value as at the vesting date of equity awards that vested;
•	the fair value as of end of the fiscal year for equity awards that were unvested;
ii.	for equity awards granted in previous fiscal years:
•	change in fair value as of the end of the fiscal year compared to the fair value at the end of the previous fiscal year of equity awards that were unvested;
•	change in fair value as of the vesting date compared to the fair value at the end of the previous fiscal year for equity awards that vested;
•	deduct the fair value as of the end of the fiscal year for equity awards that failed to meet the vesting conditions during the year (i.e., cancelled or forfeited awards)

(in sum, the “Equity Award Adjustments”).

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding Mr. Barry, who has served as the Company’s President and Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Barry) included for purposes of calculating the average amounts in each applicable year were Darren Klinck (the Company’s former President) and Christopher Richards (the Company’s CFO).
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Barry), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Barry) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Barry) for each year to determine the “compensation actually paid,” using the same methodology described above in Note 2:

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Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$53,890	($19,826)	$11,792	$45,856
2022	$144,963	($94,287)	$54,558	$105,234

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	Represents the Equity Award Adjustments noted above.
(5)	Total Shareholder Return (“TSR”) represents the value as of the end of each relevant fiscal year of a hypothetical $100 investment in the Company’s common stock on October 31, 2021, assuming dividend reinvestment. No dividends were paid on stock or option awards in 2023, or 2022.
(6)	The dollar amounts reported represent the net loss, as reported under U.S. generally accepted accounting principles (GAAP), reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance. None of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph reflects the relationship between the amount of “compensation actually paid” to Mr. Barry and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Barry) with the Company’s cumulative TSR over the two years presented in the table. The Company does not use TSR as a performance measure in the overall executive compensation program.

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Compensation Actually Paid and GAAP Net Loss

The following table reflects the relationship between the amount of “compensation actually paid” to Mr. Barry and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Barry) with the Company’s net loss, as reported under US GAAP, over the two years presented in the table. The Company does not use net loss as a performance measure in the overall executive compensation program.

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Securities Authorized for Issuance Under Equity Compensation Plan

As of October 31, 2023, we had one formal equity compensation plan under which equity securities were authorized for issuance to our officers, directors, employees and consultants: the 2019 Plan. Under the 2019 Plan, 10% of the total shares outstanding are reserved to be issued upon the exercise of options or the grant of stock bonuses. As of October 31, 2023, there were 2,300,000 options outstanding and 2,436,565 shares available for issuance under the 2019 Plan.

The following table gives information about Silver Bull common stock that may be issued upon the exercise of options, warrants and rights under our compensation plans as of October 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	2,300,000	0.22	2,436,565	(1)
Total	2,300,000	0.22	2,436,565

(1)       Shares of common stock available for issuance under the 2019 Plan.

Burn Rate

The annual burn rate for each security-based compensation arrangement for the three most recently completed financial years, expressed as a percentage and calculated by dividing the number of awards granted during the financial year by the weighted average number of shares outstanding for the financial year, is set forth in the following table:

	For the fiscal year ended October 31, (1)
Plan	2023	2022	2021
2019 Plan	0%	9%	0%

(1)	The annual burn rate is calculated as the number of securities granted under the arrangement during the applicable fiscal year divided by the weighted average number of securities outstanding for the applicable fiscal year.

Compensation of Directors

During the fiscal year ended October 31, 2023, the following persons served on the Board:

Brian D. Edgar (Chairman) (1)

Timothy T. Barry (2)

Daniel J. Kunz (3)

David T. Underwood (4)

William F. Matlack (5)

_________________________

(1)       Elected to the Board effective as of April 16, 2010.

(2)       Elected to the Board effective as of March 2, 2011.

(3)       Elected to the Board effective as of April 20, 2011. Resigned from the Board effective March 2, 2023.

(4)       Appointed to the Board effective as of March 3, 2022.

(5)       Appointed to the Board effective as of March 2, 2023.

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Independent Director Compensation Structure

In connection with their election at the Company’s last annual meeting of Shareholders, the Board concluded that each of Messrs. Matlack and Underwood were independent. The Board evaluates the independence of its members on an as-needed basis throughout the year and has not changed that assessment. With respect to the nominees for election at the Meeting, the Board has concluded that Messrs. Underwood and Matlack are independent.

Each of the Company’s independent directors is compensated $20,000 per year, paid in quarterly installments, and issued additional stock option grants for their services. In addition, the person serving as the Chair of the Company’s Audit Committee receives an annual cash fee of $6,000 (payable in quarterly installments), and its Compensation Committee Chair and its Corporate Governance and Nominating Committee Chair each receive an annual cash fee of $3,000 (payable in the same manner), in each case in consideration for its respective service as the chairs of such committees.

Chairman Compensation Structure

Effective as of April 16, 2010, Brian D. Edgar began serving as the Company’s Executive Chairman. Effective as of September 2, 2011, the Company entered into an amended and restated employment agreement with Mr. Edgar. Mr. Edgar was being compensated at the rate of CDN$7,500 per month (CDN$90,000 per year) and was eligible for an annual bonus at the discretion of the Board. On February 26, 2013, Mr. Edgar entered into another amended and restated employment agreement, which was amended on June 4, 2015 to modify the severance amount payable in certain circumstances. On February 23, 2016, Mr. Edgar’s employment agreement was further amended to reduce his salary by 30% to CDN$5,250 per month (CDN$63,000 per year). His employment agreement was again amended on June 24, 2016 to reinstate his base salary of CDN$7,500 per month (CDN$90,000 per year). On August 28, 2018, Mr. Edgar’s employment was further amended to revise the “Change of Control” definition to include transactions in which: (i) the Company consummates a consolidation or merger in which the Shareholders of the Company immediately prior to the transaction own less than 80% of the outstanding voting power of the Company following the transaction; and (ii) the Company’s Chief Executive Officer resigns or is terminated as a result of such transaction. In the past, the Company viewed Mr. Edgar as an executive officer, and as such his compensation has been shown above in the Summary Compensation Table rather than in the Director Compensation table below. On January 9, 2021, the Company changed Mr. Edgar’s title to Chairman, and effective October 1, 2021, he was no longer viewed as an executive officer. Effective January 1, 2022, Mr. Edgar’s Chairman’s fee was revised to $35,000 per year. Effective September 1, 2023, the Chairman’s fee was revised to CDN$90,000 per year, with CDN$45,000 to be paid, and the remaining CDN$45,000 to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case.

Director Compensation – Fiscal Year 2023

During the fiscal year ended October 31, 2023, the Company compensated the following directors, who are not named executive officers, for their services as directors as follows:

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Daniel J. Kunz (2)	$9,489	—	$9,489
David T. Underwood (3)	$26,000	—	$26,000
William F. Matlack (4)	16,511	$11,206	$27,717
Brian D. Edgar (5)	$35,000	—	$35,000

_________________________

(1)	Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 for discussion regarding assumptions used to calculate fair value under the Black–Scholes valuation model.

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(2)	Mr. Kunz was paid $9,489 during the fiscal year ended October 31, 2023, which included $2,190 for serving as the Chair of the Audit Committee. Mr. Kunz ceased to be a director effective March 2, 2023.
(3)	Mr. Underwood was paid $26,000 during the fiscal year ended October 31, 2023, which included $3,000 for serving as Chair of the Compensation Committee and $3,000 for serving as Chair of the Corporate Governance and Nominating Committee.
(4)	Mr. Matlack was paid $16,511 during the fiscal year ended October 31, 2023, which included $3,810 for serving as the Chair of the Audit Committee. Mr. Matlack joined the board effective March 2, 2023.
(5)	Please see “Chairman Compensation Structure” above regarding Mr. Edgar’s compensation.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed and engaged Smythe to serve as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending October 31, 2023, and to perform other appropriate audit-related services. Smythe began serving as the independent registered public accounting firm of the Company on February 16, 2016. We expect that a representative of Smythe will be present at the Meeting, will have the opportunity to make a statement if it desires to do so and will be available to respond to appropriate questions.

Audit Fees

During the fiscal year ended October 31, 2023, Smythe billed us aggregate fees and expenses in the amount of $61,942. During the fiscal year ended October 31, 2022, Smythe billed us aggregate fees and expenses in the amount of $59,392. These aggregate fees include professional services for the audit of our annual consolidated financial statements and the review of the unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and Registration Statements on Forms S-1 and S-8.

Audit-Related Fees

There were no audit-related fees billed by Smythe during the fiscal year ended October 31, 2023. There were no audit-related fees billed by Smythe during the fiscal year ended October 31, 2022.

Tax Fees

There were no fees and expenses for tax services billed by Smythe during the fiscal year ended October 31, 2023. There were no fees and expenses for tax services billed by Smythe during the fiscal year ended October 31, 2022.

All Other Fees

There were no other services provided by Smythe during the fiscal year ended October 31, 2023. There were no other services provided by Smythe during the fiscal year ended October 31, 2022.

Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards. The Audit Committee’s charter provides that the Audit Committee must:

•	preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002); and
•	preapprove all non-audit services (other than certain de minimis services described in Section 10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request.

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REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our consolidated financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the consolidated financial statements for the fiscal year ended October 31, 2023, we have:

•	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•	received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended October 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, which is being provided with this Proxy Statement.

Respectfully submitted,

The Audit Committee of Silver Bull Resources, Inc.

William F. Matlack, Chair

David T. Underwood

REPORT OF THE COMPENSATION COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.:

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and this Proxy Statement, we have:

  reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and
  based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and this Proxy Statement on Schedule 14A.

Respectfully submitted,

The Compensation Committee of Silver Bull Resources, Inc.

David T. Underwood, Chair

William F. Matlack

Brian D. Edgar

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PROPOSAL 1:
ELECTION OF DIRECTORS

The Board is nominating four (4) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the four (4) nominees for director: Timothy T. Barry, Brian D. Edgar, David Underwood, and William Matlack.

If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If re-elected, each of the above named directors will each hold office until their successors are duly elected and qualified at the next annual meeting of Shareholders or until their earlier death, resignation or removal.

Vote Required for Approval

Candidates will be elected by a plurality vote. However, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to tender his written resignation to the Board.

Board Recommendation

The Board recommends that you vote “FOR” the election of Timothy T. Barry, Brian D. Edgar, David Underwood and William Matlack. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board’s slate of nominees. Neither management nor the Board is aware of any reason which would cause any nominee to be unavailable to serve as a director.

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PROPOSAL 2:
RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On [●], 2024, the Board directed by resolution that the Company submit the selection of Smythe as the Company’s independent registered public accounting firm for ratification and approval by our Shareholders at the Meeting.

Although the Company is not required to submit the selection of the independent registered public accountants for Shareholder approval, if the Shareholders do not ratify and approve this selection, the Board may reconsider its selection of Smythe. The Board considers Smythe to be well qualified to serve as the independent registered public accounting firm of the Company; however, even if the selection is ratified and approved, the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.

Vote Required for Ratification and Approval

Ratification and approval of Proposal 2 will require the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the proposal to ratify and approve the appointment of Smythe as our independent registered public accounting firm.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification and approval of Proposal 2.

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PROPOSAL 3:
APPROVAL OF THE KEY PERSONS RETENTION AGREEMENT

Background

As previously disclosed, Silver Bull and Minera Metalin S.A. de C.V., a wholly owned subsidiary of the Company (“Minera Metalin” and together with Silver Bull, the “Claimants”), initiated arbitration proceedings (the “ICSID Arbitration”) under the rules of the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”) against Mexico pursuant to Annex 14-C of the United States-Mexico-Canada Agreement (“USMCA”) to recover economic damages resulting from a blockade of the Company’s Sierra Mojada property. While the Company’s primary objective has always been the development of the Sierra Mojada project in Mexico to operational status, the ICSID Arbitration has now become the central focus of the Company.

On September 6, 2023, the Company announced that it had entered into the litigation funding agreement (the “Litigation Funding Agreement”) with Bench Walk 23P L.P., a Delaware limited partnership (“Bench Walk”), for up to US$9.5 million to fund the Company’s ICSID Arbitration claims in relation to the investment dispute with the Mexican government that has arisen out of Mexico’s wrongful conduct and alleged breaches of the USMCA and NAFTA protections, including expropriation, breach of the fair and equitable treatment standard, discrimination, and other unlawful treatment in respect of the Sierra Mojada property. The Litigation Funding Agreement provides for monies to be progressively drawn down from the litigation funding facility to meet expenses associated with the ICSID Arbitration. The funding provided by Bench Walk is on a limited recourse basis and is repayable to Bench Walk in the event of a successful ICSID Arbitration or settlement of the dispute with Mexico. If there is no settlement or recovery of an award, then Bench Walk is not entitled to any repayment of the financing facility. In return for providing the financing facility, Bench Walk shall be entitled to receive repayment of any funds drawn plus up to 2.5x Bench Walk’s capital outlay (or, if greater, a return of 1.0x Bench Walk’s capital outlay plus 30% of the claim proceeds). The actual return to Bench Walk may be lower than the foregoing amounts depending on how quickly the claim is resolved.

It is anticipated that progressing the ICSID Arbitration will involve a significant amount of effort and contribution from the directors and management team through the various stages of the international arbitration proceedings which may extend over a number of years, and throughout the process, the Company’s available capital to adequately compensate such individuals may be limited. Accordingly, it is imperative that the Company be able to continue to retain the services of key directors and members of the Company’s management team who are important to the Company’s management and progress of the ICSID Arbitration and who have important historical information and knowledge to contribute towards the ICSID Arbitration. Additionally, given the value of the Management Retention Bonus Plan, which was envisioned as a key element of compensation, has now been fundamentally and significantly frustrated following the acts of the Mexican government to block any pathway to development of the Company’s Sierra Mojada project, as reflected by the Company’s pursuit of the ICSID Arbitration, the Company sought out alternative methods of retaining key personnel over the expected long duration of the ICSID Arbitration that would also both serve to conserve capital and reflect the risk associated with the indeterminate nature of the outcome of the ICSID Arbitration.

Throughout September 2023, the Company, the Board and the Compensation Committee of the Board all considered various compensation mechanisms in order to incentivize the continued participation and cooperation of the Key Persons in the ICSID Arbitration process. While a number of different mechanisms were considered, it was determined that most, if not all, of these compensation mechanisms would have been unfeasible due to the expected significant financial cost to maintain such programs and would have represented a significant ongoing capital expense to the Company without any assurance on or connection to the outcome of the ICSID Arbitration process.

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Accordingly after discussions internally, with outside advisors and counsel, and with other parties who have undertaken similar proceedings previously, and in light of the terms of the Litigation Funding Agreement and in consideration of the agreement of the Key Persons to accept below-market salaries from the Company and defer certain portions of such salaries, which deferred salaries will only be paid upon the issuance of a successful award under the ICSID Arbitration, the Company determined that the establishment of the long-term Key Persons Retention Agreement best aligned the interests of the Company and Key Persons while providing the Company with the necessary tools to pursue the ICSID Arbitration. The retention of the directors and members of the Company’s management team for the ICSID Arbitration through the Key Persons Retention Agreement will also assist the Company in its compliance with the terms of the Litigation Funding Agreement with Bench Walk. It is expected that the Key Persons Retention Agreement will serve to effectively replace the core purposes of the Management Retention Bonus Plan to retain the services of key personnel who will contribute to the ICSID Arbitration. Our named executive officers will no longer eligible to participate in the Management Retention Bonus Plan subject to the approval of the Key Persons Retention Agreement.

On October 13, 2023, upon the recommendation of the Compensation Committee of the Board, the Key Persons Retention Agreement was approved by the members of the Board (excluding Messrs. Brian D. Edgar and Timothy T. Barry, who are also Key Persons). The effectiveness of the Key Persons Retention Agreement is subject to certain conditions precedent, including that the Key Persons Retention Agreement shall have been approved by the Toronto Stock Exchange (the “TSX”) and that the Company shall have obtained the approval of the disinterested Shareholders of the Company in accordance with the TSX Company Manual and MI 61-101.

Subsequently, on October 13, 2023, as disclosed in the Company’s press release on that date, the Company entered into the Key Persons Retention Agreement with the Key Persons, and obtained the conditional approval of the TSX with respect thereto.

Key Terms of the Key Persons Retention Agreement

The Key Persons Retention Agreement provides that if the ICSID Arbitration is successful, 12.0% of any net proceeds awarded in the ICSID Arbitration to, and actually collected by, the Company, after the payment by the Claimants of all direct expenses in the matter, including but not limited to fees, expenses, disbursements and taxes of the Claimants’ legal counsel and experts, fees, expenses, disbursements and taxes of the arbitration tribunal, ICSID administrative fees, translation and interpretation costs, travel and accommodation costs of the Claimants and their experts and witnesses incurred in respect of arbitration preparation and attendance at hearings, and any other costs, fees, expenses, disbursements and taxes reasonably incurred by any party due and payable by the Claimants in connection with the ICSID Arbitration as may be determined by the Board in its sole and absolute discretion (“Management Entitlement Amount”) shall be distributed to the Key Persons as set out in the Key Persons Retention Agreement. The following table sets forth the proportion of the aggregate Management Entitlement Amount each Key Person is entitled to:

Name and principal position	Percentage of any net proceeds awarded in the ICSID Arbitration
Timothy T. Barry President and Chief Executive Officer	4.0%
Brian D. Edgar Chairman	3.0%
Christopher Richards Chief Financial Officer	2.0%
Juan Manuel Lopez Ramirez Country Manager, Mexico	2.0%
David Xuan Corporate Controller	1.0%
Total:	12.0%

Notwithstanding the foregoing, if, during the term of the ICSID Arbitration, the Board acting in good faith and in its sole and absolute discretion determines that any Key Person has failed to continuously and promptly provide all necessary support and/or assistance to the Company in connection with the ICSID Arbitration, the Board will be entitled to reduce or eliminate any portion of the Management Entitlement Amount due and payable to any Key Person at any time. Unless otherwise determined by the Board, in the event any Key Person ceases to be engaged or retained by the Company on or before October 13, 2024, such Key Person’s entitlement to any portion of the Management Entitlement Amount will immediately terminate. Unless otherwise determined by the Board, in the event any Key Person ceases to be engaged or retained by the Company at any time following October 13, 2024 but prior to the issuance of a final award pursuant to the ICSID Arbitration, such Key Person’s entitlement to any portion of the Management Entitlement Amount will be reduced by 50% (or such greater or lesser amount as may be determined by the Board).

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In the event that the Company has not received a cash award pursuant to the ICSID Arbitration on or prior to October 13, 2029, or such later date as may be determined in writing by the Board, the Key Persons Retention Agreement, together with all obligations of the Company and the Key Persons thereunder, including the obligations of the Company to pay any Management Entitlement Amount, will immediately terminate without recourse.

The foregoing summary is qualified in its entirety by reference to the terms of the Key Persons Retention Agreement.

Shareholders are reminded that any Management Entitlement Amount will only be received following a successful ICSID Arbitration, receipt of damages or settlement amount, and after distribution of litigation funders and enforcement costs. The consideration to be received by the Company is the value of the ongoing contribution of the key persons to the ICSID Arbitration proceedings and any benefit Shareholders will receive from a successful ICSID Arbitration. It is expected that the Key Persons will be required to devote a significant amount of time and effort in support of the ICSID Arbitration with no guarantee that any amounts will be ever received by the Company or the Key Persons pursuant to the Key Persons Retention Agreement. The Board, including each independent member of the Board, unanimously determined that the execution and implementation of the Key Persons Retention Agreement is in the best interest of the Company and the Shareholders and recommends that Shareholders vote to approve the Key Persons Retention Agreement Resolution (as defined below).

Consequences of not Ratifying or Approving the Key Persons Retention Agreement Resolution

Pursuant to the Litigation Funding Agreement, Silver Bull, its subsidiaries, and directors are required to cooperate fully and at all times throughout the ICSID Arbitration proceedings, including by providing assistance to the ICSID Arbitration lawyers as and when required. The length of the proceedings and the potential success of the ICSID Arbitration is unknown. The Key Persons have agreed to the terms and allocations under the Key Persons Retention Agreement in order to support the Company in the ICSID Arbitration process. If the Key Persons Retention Agreement Resolution is not ratified or approved, the Key Persons Retention Agreement may lapse or be amended, and the Key Persons may take the view that they are not appropriately retained or incentivized to contribute to possibly lengthy ICSID Arbitration proceedings. The Key Persons may take the view that their continued contribution to the ICSID Arbitration proceedings is unlikely to advance their careers or skill set in the same manner as expending that effort elsewhere. This is an opportunity cost that the Key Persons would have no particular incentive to bear unless otherwise compensated. Should they no longer contribute, the ability of the Company to fulfill the ICSID Arbitration lawyers’ requests, as and when required, may be compromised, particularly given the history of the Company and the ICSID Arbitration. The Company may also be required to adopt alternative mechanisms of compensation to incentivize the continued engagement of key personnel in the ICSID Arbitration process which may be on more unfavourable terms or result in the Company being required to expend greater resources as compared to the Key Persons Retention Agreement. In either case, this may jeopardize the standard of ICSID Arbitration or the continued willingness of Bench Walk to fund the ICSID Arbitration. The Company may then be required to seek alternate funding to progress any claim for damages. There is no guarantee that alternative sources of funding are available, or if available, are on acceptable terms to the Company. Even if alternate sources of funding are found, the favourability of the terms of any agreement, including the amount of loan funds, limited recourse terms, and the necessity for the contribution of the Company’s directors and key personnel, is unknown. If alternate sources of funding are not found, a claim for damages may not progress and all expenditure and value of Sierra Mojada to the Company may be lost.

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Advantages of Ratifying and Approving the Resolution

•	The Company retains historical and working knowledge of Sierra Mojada and ICSID Arbitration.
°	Related parties, key persons and other management staff who have a historical and working knowledge of Sierra Mojada and the ICSID Arbitration have agreed to the Key Persons Retention Agreement terms and to continue to support the ICSID Arbitration lawyers for the duration of the ICSID Arbitration proceedings. This is likely to give the ICSID Arbitration proceedings an increased chance of success.
•	After payment of the Management Entitlement Amount, the Company will receive a minimum of 88% of any damages or settlement amount (net of amount due to Bench Walk and enforcement costs) awarded.
°	The majority of any damages or settlement amount received following a successful ICSID Arbitration and payment of distribution to Bench Walk and enforcement costs will remain with the Company to cover damages resulting from the expropriation of the Sierra Mojada project.
°	The Management Entitlement Amount is capped on a percentage basis and the Board is broadly empowered to reduce such allocation in the event any Key Person does not satisfy his obligations to support the ICSID Arbitration.
•	The Management Entitlement Amount will only be distributed from the damages or settlement amount following a successful claim, not from existing Company cash.
•	The Management Entitlement Amount will not be paid if any claim damages or settlement amount is less than ICSID Arbitration distributions and costs.
°	In circumstances where any claim damages or settlement amount is less than or equal to the distributions to litigation funders and enforcement costs, the Company will not be required to pay the Management Entitlement Amount.
•	The Key Persons Retention Agreement is conditional.
°	The key persons will not receive a benefit if the ICSID Arbitration is lost, the Board has determined they have not contributed to or fulfilled their obligations to support the ICSID Arbitration, or until after the Company has paid all ICSID Arbitration distributions and enforcement costs.
•	No shareholder dilution.
°	The Key Persons Retention Agreement does not include the issue of the Company’s shares and therefore will not result in shareholder dilution or a change in control.

Reasonableness Opinion of Evans & Evans, Inc.

To assist the Shareholders with their consideration of the Key Persons Retention Agreement Resolution, on January 19, 2024, the Company engaged (the “Engagement”), on an arm’s length basis, Evans & Evans, Inc. (“Evans & Evans”), a third party financial advisory firm, to consider whether the Key Persons Retention Agreement and the Management Entitlement Amount is fair and reasonable, from a financial point of view, to the Shareholders (the “Reasonableness Letter”). A copy of the Reasonableness Letter is provided as Annex A to this Proxy Statement.

In connection with the preparation of the Reasonableness Letter, Evans & Evans met with members of management of the Company to understand the current status of the Company and plans going forward, reviewed, among other things, certain material documents regarding the Company including the Key Persons Retention Agreement, the Litigation Funding Agreement, the Company’s website and certain disclosure documents, the trading information of the Company’s common stock, certain information relating to companies that have undertaken similar claims as that undertaken by the Company and comparables for compensation disclosure, and assessed the determinations of the Company with respect to the expected benefits and drawbacks of the Key Persons Retention Agreement.

The terms of the Engagement provides that Evans & Evans shall be paid a fixed fee for its services and shall be reimbursed for reasonable expenses in relation thereto, which such compensation is not contingent upon the conclusions of the Reasonableness Letter.

On February 9, 2024, the Company received a copy of the Reasonableness Letter. As set forth in the Reasonableness Letter and based upon the assumptions, considerations and terms therein, Evans & Evans, Inc. has concluded that in its view, the terms of the Key Persons Retention Agreement are fair and reasonable, from a financial standpoint, to the Shareholders of the Company.

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The foregoing summary is qualified in its entirety by reference to the terms of the Key Persons Retention Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on October 18, 2023

The Reasonableness Letter is not a formal valuation of the Key Persons Retention Agreement. As disclosed in the press release of the Company dated October 13, 2023, the Company is relying on the exemption from the requirement to obtain a formal valuation pursuant to section 5.5(g) of MI 61-101, which provides an exemption where the criteria set out therein are met. Each member of the Board, including each independent member of the Board, determined that all conditions to the use of the exemption provided in section 5.5(g) of MI 61-101 were fully met prior to the execution of the Key Persons Retention Agreement including that, due to the ICSID Arbitration and the status of the Company’s Sierra Mojada project and the availability of funding to the Company, the Company was in serious financial difficulty, due to the reduction and deferral of certain expected compensation payable to the Key Persons, the Key Persons Retention Agreement is designed to improve the financial position of the Company, the Company is not otherwise bankrupt or insolvent, and the terms of the Key Persons Retention Agreement are reasonable in the circumstances to the Company.

Ratification of Management’s Participation in the Key Persons Retention Agreement

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to ratify and approve, with or without variation, the following resolution (the “Key Persons Retention Agreement Resolution”):

RESOLVED, that Shareholders ratify and approve the Company’s entry into and implementation of the Key Persons Retention Agreement with key Company personnel, which establishes an entitlement by such certain key Company personnel to certain proceeds from the Management Entitlement Amount on the terms and conditions as described in the Proxy Statement.

Vote Required for Ratification and Approval

The Key Persons Retention Agreement, insofar as it relates to such Key Persons who represent “related parties” (as such term is defined in MI 61-101) of the Company is considered a “related party transaction” within the meaning of MI 61-101, which, absent the use of an exemption, requires the Company to obtain minority Shareholder approval in accordance with Part 8 of MI 61-101. In addition, pursuant to Section 501(c) of the TSX Company Manual and the conditional approval of the TSX with respect to the Key Persons Retention Agreement, the Company is required to obtain disinterested Shareholder approval.

Accordingly, in order for the Key Persons Retention Agreement to be approved, the Key Persons Retention Agreement Resolution must be approved by the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting by Shareholders other than Excluded Shareholders, provided a quorum is present. To the knowledge of the Company, the aggregate number of shares held by Excluded Shareholders and votes to be excluded is [●], assuming that all Excluded Shareholders cast the votes attaching to their common stock. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote. To the knowledge of the Company, the following table sets forth the shares of Company common stock held by Excluded Shareholders as of February 9, 2024 and expected to be excluded for the purposes of the Key Persons Retention Agreement Resolution:

Excluded Shareholder	Shares of Company common stock excluded
Timothy T. Barry	1,720,298
Brian D. Edgar	1,694,704
Christopher Richards	289,839
Juan Manuel Lopez Ramirez	8,139
0893306 B.C. Ltd. (affiliate of Mr. Edgar)	425,000
Candice Barry (affiliate of Mr. Barry)	319,000
Total:	4,456,980

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Accordingly, the Company will disregard any votes cast on the Key Persons Retention Agreement Resolution by or on behalf of any Excluded Shareholders. However, an Excluded Shareholder may cast a vote on the Key Persons Retention Agreement Resolution if:

(a)	it is cast as a proxy appointed by writing that specifies how the proxy is to vote on the resolution (i.e., such proxy does not confer discretionary authority on the proxyholder with respect to the Key Persons Retention Agreement Resolution); and
(b)	it is not cast on behalf of the person or an associate of an Excluded Shareholder.

A vote on the Key Persons Retention Agreement Resolution must not be cast by a person appointed as a proxy, where that person is an Excluded Shareholder. However, a vote may be cast by an Excluded Shareholder if the vote is not cast on behalf of an Excluded Shareholder, and the person is appointed as a proxy and the appointment specifies how the proxy is to vote (i.e., such proxy does not confer discretionary authority on the proxyholder with respect to the Key Persons Retention Agreement Resolution).

Unless otherwise specified, the enclosed proxy will be voted “FOR” the Key Persons Retention Agreement Resolution.

Board Recommendation

The Board recommends that you vote “FOR” the Key Persons Retention Agreement Resolution in this Proposal 3.

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PROPOSAL 4:
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, our Shareholders are entitled to vote on whether the advisory Shareholder vote to approve executive compensation should occur every one, two or three years, and may also choose to abstain from voting. In 2017, approximately 50% of our Shareholders voted to approve executive compensation on an annual basis. After careful consideration of the results of this vote and other factors, the Board concluded that a vote on executive compensation every year, or an annual vote, is the most appropriate alternative for the Company. The next non-binding advisory vote regarding the frequency of future “say on pay” Shareholder votes will be held at the 2029 annual meeting of Shareholders, in accordance with SEC rules.

The Board recognizes that providing Shareholders with an advisory vote on executive compensation may produce useful information on Shareholder sentiment with regard to the Company’s executive compensation structure. At the Meeting, Shareholders will have the opportunity to cast an advisory vote on the compensation of our named executive officers, as described primarily under the heading “Executive Compensation” in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse our 2024 executive compensation philosophy, programs, and policies and the compensation paid to the named executive officers. Shareholders are being asked to consider and approve the following proposal:

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the named executive officers of Silver Bull Resources, Inc. as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by an independent Compensation Committee. The compensation structure of our executive officers is intended to help the Company attract, motivate, and retain executive-level persons with the background, skills and knowledge who will contribute to the Company’s long-term success. To that end, we strive to ensure that the compensation of our executives is in line with those of similarly situated junior-level exploration companies. The Board, in cooperation with the Compensation Committee, attempts to balance the compensation of our executive officers between near-term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long-term success (being equity-based compensation). Moreover, the equity-based compensation element is intended to further align the longer-term interests of our executive officers with that of our Shareholders.

We believe that our executive compensation program implements our primary objectives of attracting and retaining qualified executive-level personnel; providing the executives with a compensation package that is fair and competitive, with reasonable contractual terms that offer some level of security; and motivating executive-level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our Shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2023 fiscal year, including the Key Persons Retention Agreement.

Vote Required for Approval

The advisory vote on the Company’s executive compensation structure and program as described in this Proxy Statement (including under the heading “Executive Compensation” in this Proxy Statement) is non-binding, meaning that the Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results. The Board and the Compensation Committee intend to consider the feedback obtained through this process in making future decisions about executive compensation programs.

Board Recommendation

The Board believes that the Company’s executive compensation program is appropriately structured and effective in achieving the Company’s core compensation objectives. Accordingly, although this vote is non-binding, the Board recommends that Shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers.

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PROPOSAL 5:
APPROVAL, ON AN ADVISORY BASIS, OF the FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our Shareholders as to the frequency with which Shareholders will have an opportunity to provide an advisory vote with respect to the compensation of our executive officers. Shareholders have the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our Shareholders select a frequency of say-on-pay vote every three years, or a triennial vote.

The structure and terms of our executive compensation program is designed to balance the Company’s financial resources, while also supporting long-term value creation, and we believe a triennial vote will allow Shareholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section included in this Proxy Statement, one of the key objectives of the structure of our executive compensation is to attempt to ensure that management’s interests are aligned with our Shareholders’ interests to support long-term value creation.

The Company believes that triennial vote will provide us with the time to thoughtfully respond to Shareholders’ sentiments and implement any necessary changes. We intend to review changes to our compensation arrangements in an effort to maintain the consistency and credibility of the program which is important in motivating and retaining our executive officers. We therefore believe that a triennial vote is an appropriate frequency to provide management and our Compensation Committee sufficient time to consider Shareholders’ input and to implement any appropriate changes to our executive compensation program.

In 2017, the last time our Shareholders cast a vote on frequency, approximately 50.4% of the votes cast were voted in favor of a one-year frequency. We intend to continue to consider input from our Shareholders during the period between Shareholder votes. We seek and are open to input from our Shareholders regarding Board and governance matters, as well as our executive compensation program, and have made attempts to ensure there are avenues for our Shareholders to submit comments to the Company. We believe our Shareholders’ ability to contact us to express specific views on executive compensation, and internal governance committees hold us accountable to Shareholders and reduce the need for and value of more frequent advisory votes on executive compensation.

Board Recommendation

With respect to the frequency of the say-on-pay vote Shareholders may vote for—One Year, Two Years, Three Years, or Abstain—we request that our Shareholders select “THREE YEARS” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

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ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the Company’s Shareholders for action at the Meeting and any adjournment(s) or postponement(s) thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in the proxy statement for next year’s annual meeting of Shareholders. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of the release date of this Proxy Statement, unless the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Meeting. After such date, any Shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of Shareholder proposals in company-sponsored proxy materials, and with any provision in our Amended and Restated Bylaws regarding the same.

Silver Bull Resources, Inc. expects to hold its next annual meeting of Shareholders in April 2025. Proposals from Shareholders intended to be present at the next annual meeting of Shareholders should be addressed, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, P.O. Box 10414, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Secretary or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Secretary. We must receive the proposals by Wednesday, October 30, 2024. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that Shareholders forward such proposals by Certified Mail-Return Receipt Requested. After Wednesday, October 30, 2024, any Shareholder proposal will be considered to be untimely.

As to any proposal that a Shareholder intends to present to Shareholders other than by inclusion in our proxy statement for our 2025 annual meeting of Shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Monday, January 13, 2025. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising Shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the Shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS: Silver Bull Resources, Inc. Brian D. Edgar, Chairman

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ANNEX A

EVANS & EVANS, INC. REASONABLENESS LETTER

EVANS & EVANS, INC.

SUITE 130, 3RD FLOOR, BENTALL II, 555 BURRARD STREET
VANCOUVER, BRITISH COLUMBIA
CANADA V7X 1M8

19TH FLOOR, 700 2ND STREET SW
CALGARY, ALBERTA
CANADA T2P 2W2

41ST FLOOR, 40 KING STREET W
TORONTO, ONTARIO
CANADA M5H 3Y2

February 6, 2024

SILVER BULL RESOURCES, INC.
1605 – 777 Dunsmuir Street
Vancouver, British Columbia V7Y 1K4

Attention: Brian Edgar

Dear Sir:

Subject: Reasonableness Letter in Relation to the Company's Key Persons Retention Agreement

1.0 Introduction

1.01 Evans & Evans, Inc. ("Evans & Evans" or the "authors of the Letter") has been requested by Silver Bull Resources, Inc. ("Silver Bull" or the "Company"), a reporting issuer whose shares are listed for trading on the Toronto Stock Exchange (the "Exchange") under the symbol "SVB" to prepare a Reasonableness Letter (the "Letter"), with respect to the reasonableness of the compensation to the Key Persons as set out in Key Persons Retention Agreement (the "KPR Agreement") from a financial point of view to the shareholders of the Company (the "Silver Bull Shareholders").

1.02 *Unless otherwise indicated, all monetary amounts are stated in U.S. dollars.*

1.03 Silver Bull and its wholly owned subsidiary Minera Metalin S.A. de C.V. ("Minera Metalin"), have, among other things, ownership interests and were engaged in exploring and developing the Sierra Mojada mining project (referred to as the "Project") located in Coahuila, Mexico.

On June 20, 2023, Silver Bull announced that it had initiated international arbitration proceedings (the "Proceedings") against the Government of the United Mexican States ("Mexico") under the agreements between the United States of America, Mexico, and Canada (the "USMCA") and the North American Free Trade Agreement (the "NAFTA"), citing Mexico's unlawful expropriation and mistreatment of Silver Bull and its investments due to the illegal blockade of the Project. The arbitration is under the World Bank's International Centre for Settlement of Investment Disputes ("ICSID") process, and Mexico was officially notified of the intent on March 2, 2023.

A meeting was held in Mexico City on May 30, 2023, to seek an amicable resolution and the 90-day settlement period ended on June 2, 2023, without resolution. The Company, represented by the law firm Boies Schiller Flexner, aims to recover a sum of considerably in excess of its sunk costs of approximately $82.5 million, initially estimated at $178

Tel: (604) 408-2222 | www.evansevans.com

SILVER BULL RESOURCES, INC.
February 6, 2024
Page 2

million. The claim is based on Mexico's alleged breaches of NAFTA, involving unlawful expropriation, lack of fair treatment, and failure to uphold national treatment standards.[1]

On September 6, 2023, the Company announced that it had secured funding for the Proceedings and has signed a Litigation Funding Agreement ("LFA") with Bench Walk Advisors LLC ("Bench Walk") to pursue international arbitration claims against Mexico for breaches of its obligations under NAFTA (the "Claim").

1.04 On October 13, 2023, the Company announced that following entering into the LFA with Bench Walk, Silver Bull management and directors entered into the KPR Agreement, a long-term incentive program to retain key personnel of Silver Bull who have important historical information and knowledge to contribute towards the Claim. The KPR Agreement is subject to the approval of the Company's shareholders.

The Key Persons under the KPR Agreement are:

- Timothy Barry – President, Chief Executive Officer ("CEO") & Director
- Brian Edgar - Chairman of the Board
- Christopher Richards – Chief Financial Officer ("CFO")
- Juan Manuel Lopez Ramirez - Country Manager, Mexico
- David Xuan - Corporate Controller

A summary of the key terms of the KPR Agreement is outlined in section 3.0 of this Letter.

1.05 Silver Bull retained Evans & Evans to act as an independent advisor to Silver Bull and to prepare and deliver the Letter to the Silver Bull Shareholders to provide an independent opinion as to the reasonableness of the KPR Agreement, from a financial point of view to the Silver Bull Shareholders.

2.0 Engagement of Evans & Evans, Inc.

2.01 Evans & Evans was formally engaged by Silver Bull pursuant to an engagement letter signed January 19, 2024 (the "Engagement Letter"). The Engagement Letter provides the terms upon which Evans & Evans has agreed to provide the Letter to Silver Bull.

The terms of the Engagement Letter provide that Evans & Evans is to be paid a fixed professional fee for its services. In addition, Evans & Evans is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by Silver Bull in certain

[1] The summary of the Proceedings is for information purposes only. The reader is advised to refer to the Company's public disclosure for a detailed analysis of the dispute and the Proceedings.

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circumstances. The fee established for the Letter has not been contingent upon the opinions presented.

3.0 Outline of the KPR Agreement

3.01 After entering into an LFA with Bench Walk, Silver Bull established the KPR Agreement to ensure the long term retention of key management personnel and directors who have important historical information and knowledge on the Project and can contribute what management believes to be crucial evidence for the successful presentation of the Claim. The KPR Agreement is characterized by Silver Bull as a long-term incentive plan ("LTIP").

3.02 The KPR Agreement sets out the terms by which the board of directors of Silver Bull (the "Board") have the discretion distribute to the Key Persons a Retention Award of 12% of the net arbitration proceeds (the "NAP"). The NAP is equal to the positive difference between the cash amounts awarded by ICSID to the Company and the aggregate direct expenses paid by the Company in the matter and are outlined in detail in the KPR Agreement.

As per the KPR Agreement, any Claim damages or settlement amount awarded will be paid in the following priority:

1. Aggregate direct expenses related to the Claim such as legal counsel fees, experts' fees, tribunal fees, administrative fees, translation costs, travel expenses, and other reasonable costs determined by the Board;

2. Retention Award Amount. The Retention Award Amount is 12% of any residual amount received from the aggregate direct expenses.

If the Claim does not result in damages or a settlement amount that is greater than the aggregate direct expenses associated with the Claim, the Key Persons will not receive any payment under the KPR Agreement.

3.03 The Key Persons and proposed proportional entitlements to the NAP and Retention Award Amount are detailed in the following table.

Name	Role	% of NAP	% of the Retention Award Amount
Timothy Barry	Chief Executive Officer and Director	4.0%	33.3% of 12.0%
Brian D. Edgar	Chairman of the Board	3.0%	25.0% of 12.0%
Christopher Richards	Chief Financial Officer	2.0%	16.7% of 12.0%
Juan Manuel Lopez Ramirez	Country Manager	2.0%	16.7% of 12.0%
Davis Xuan	Corporate Controller	1.0%	8.3% of 12.0%
		12.0%	

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Under the KPR Agreement, the Key Persons each have duties that are relevant to the progression of the Claim until its outcome. The duties of the Key Persons are to assist with the Claim proceedings and to be reasonably available up until the outcome of the Claim proceedings.

- The Key Persons are required to actively participate in and support the Claim, which includes providing necessary support and assistance throughout the process.
- The Key Persons have agreed to accept below-market salaries and defer certain portions of their salaries to help conserve capital for Silver Bull during the Claim from the effective date of the KPR Agreement to on or prior to the six-year anniversary of the KPR agreement, subject to the issuance of a successful award under the Claim.
- Each Key Person must use commercially reasonable efforts to facilitate the successful resolution of the Claim by making themselves available during reasonable times as required by Silver Bull and providing any necessary information.
- Key Persons must maintain confidentiality regarding all business, technical, and financial information related to the Company, the Claim, or the Company's business operations. They are obligated to hold such information in a fiduciary capacity solely for the benefit of the Company and not disclose or use it except as required for fulfilling their obligations under the agreement.
- Key Persons are solely responsible for fulfilling any tax obligations associated with any Retention Award received under the KPR Agreement.
- Key Persons must comply with all applicable laws and cooperate with the Company in fulfilling its obligations under the KPR Agreement.
- Failure to continuously and promptly provide all necessary support and assistance to the Company in connection with the Claim may result in the reduction or elimination of the Retention Award.
- Key Persons acknowledge that there is no guarantee of receiving any Retention Award, and the Company is not obligated to pay any amounts under the agreement if the Company is unsuccessful in obtaining a cash award or if such award does not result in any Net Arbitration Proceeds.
- In the event that the Company has not received a cash award pursuant to the Claim on or prior to the six (6) year anniversary of the date of the KPR Agreement, or such later date as may be determined in writing by the Board (the "Outside Date"), the KPR Agreement, together with all obligations of the parties thereunder, including, without limitation, the obligations of the Company to pay any Retention Award shall immediately terminate without recourse.

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3.04 Under the KPR Agreement, if the Board determines in good faith that a key person fails to provide the necessary support for the Claim process, the Board can reduce or eliminate the Retention Award for that person at its discretion. In addition, if a Key Person ceases to be engaged or retained by the Company within 12 months of the KPR Agreement, their entitlement to the Retention Award ends immediately. Finally, if any Key Person ceases to be engaged or retained by the Company after the 12-month mark but before the final Claim award, their entitlement is reduced by 50%, as determined by the Board.

4.0 Scope of Review

4.01 In connection with preparing the Letter, Evans & Evans has reviewed and relied upon, or carried out, among other things, the following:

- Interviewed management of Silver Bull to gain an understanding of the current status of Silver Bull and the plans going forward.
- Reviewed the not fully executed by all parties Key Persons Retention Agreement between the Company, Timothy Barry, Brian D. Edgar, Christopher Richards, Juan Manuel Lopez Ramirez, and David Xuan dated October 13, 2023.
- Reviewed the Company's Litigation Funding Agreement dated September 2023.
- Reviewed the Company's beneficial ownership table dated October 2023.
- Reviewed the management prepared Silver Bull draft arbitration cost and funds remaining calculation.
- Reviewed the Company's website (www.silverbullresources.com).
- Reviewed the Company's Management Information Circulars for the years ended December 31, 2019 to 2023.
- Reviewed the Company's press releases for the 18 months preceding the date of the Letter.
- Reviewed the Company's Notice of Intent dated March 2, 2023.
- Reviewed the unsigned Company's Minutes of a Meeting of the Board of Directors dated September 13, 2023.
- Reviewed the Company's trading price on the Exchange for the period from January 22, 2019, to February 5, 2024.
- Reviewed information on the following legal proceedings previously reported by other companies that are similar to the Claim: Prairie Mining Limited v. the Republic of Poland; Crystallex International Corp. v. the Bolivarian Republic of Venezuela; Eco

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Oro Minerals Corp. v. the Republic of Colombia; Gabriel Resources Ltd. v. Romania; Gold Reserve Inc. v. the Bolivarian Republic of Venezuela; and Rusoro Mining Ltd. v. the Bolivarian Republic of Venezuela.

- Reviewed information on the claims that are similar to Silver Bull's claim from various sources such as the companies' websites, investmentpolicy.unctad.org italaw.com, iisd.com, icsid.worldbank.org, etc.

- Reviewed the 2020 annual report of Prairie Mining Limited for the management incentive program.

- Reviewed Crystallex International Corp.'s Form 20-F for the fiscal year 2011.

- Reviewed Eco Oro Minerals' press release dated January 13, 2017.

- Reviewed Gabriel Resources Ltd.'s management information circular dated June 28, 2023.

- Reviewed Gold Reserve Inc.'s website https://www.goldreserveinc.com/bonus-plan and the company's signed Bonus Plan dated June 14, 2018.

- Reviewed Rusoro Mining Ltd.'s management information circular dated December 6, 2016 and the management discussion and analysis for the fiscal year 2014.

- Reviewed information on the mining industry compensation and the junior silver mining industry from a variety of sources.

- Reviewed information on the following silver junior mining exploration companies' compensation: Apollo Silver Corp. (TSXV:APGO); Reyna Silver Corp. (TSXV:RSLV); Capitan Silver Corp. (TSXV:CAPT); Defiance Silver Corp. (TSXV:DEF); Excellon Resources Inc. (TSX:EXN); Silver Hammer Mining Corp. (CNSX:HAMR); Klondike Silver Corp. (TSXV:KS); Kuya Silver Corporation (CNSX:KUYA); Minco Silver Corporation (TSX:MSV); Silver North Resources Ltd. (TSXV:SNAG); Regency Silver Corp. (TSXV:RSMX); and Zacatecas Silver Corp. (TSXV:ZAC)

Limitation and Qualification: Evans & Evans did not visit the Project.

5.0 Compensation in the Junior Resource Sector

5.01 In reviewing the overall market for executive compensation in the mining industry in North America, Evans & Evans noted the following.

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5.02 In the North American mining industry in 2022, the median total compensation (salary, bonus and LTIP) for a CEO was $383,297 and total compensation for a CFO was $238,300 for companies with asset values under $100 million.[2]

CEO TOTAL COMPENSATION				
Assets ($ millions)	25th Percentile	50th Percentile	75th Percentile	% Change at 50th Percentile from 2021
Under 100	$191,455	$383,297	$672,313	0%

CFO MEDIAN TOTAL COMPENSATION				
Assets ($ millions)	25th Percentile	50th Percentile	75th Percentile	% Change at 50th Percentile from 2021
Under 100	$122,192	$238,300	$383,583	-2%

In the North American mining industry in 2022, the median total compensation was US$99,735 for a Board Chair at companies with asset values below US$100 million.[3]

BOARD CHAIR TOTAL COMPENSATION			
Assets ($ millions)	25th Percentile	50th Percentile	75th Percentile
Under 100	$29,770	$99,735	$140,730

5.03 In conducting a comprehensive review of junior silver exploration companies listed on either Canadian Securities Exchange ("CSE"), the TSX Venture Exchange ("TSXV") or the Exchange, Evans & Evans examined the total executive compensation across a sample of 15 companies for fiscal years 2021 and 2022, with data available for five companies for fiscal year 2023. The following tables present a detailed summary encompassing the minimum, maximum, median, and average compensation figures for each position within these companies, along with the corresponding changes observed in compensation from 2021 to 2022. The selected companies were primarily junior silver exploration companies.

The median total compensation for roles designated as CEO and/or President/CEO declined from approximately $214,000 in 2021 to $201,000 in 2022. Furthermore, where available, in 2023, the median total compensation decreased to $178,000. Additionally, there was an increase in the average percentage of option awards as a proportion of compensation from 2021 to 2023.

CEO	Total Compensation 2023	Total Compensation 2022	Total Compensation 2021	% - Change 2023 over 2022	Options as % of Compensation 2023	Options as % of Compensation 2022	Options as % of Compensation 2021
Minimum	88,885	92,303	-	-3.7%	0.0%	0.0%	0.0%
Maximum	838,079	1,373,688	570,847	-39.0%	32.5%	46.1%	58.1%
Median	177,770	200,717	214,402	-11.4%	0.0%	0.0%	0.0%
Average	374,798	297,279	254,671	26.1%	10.8%	9.2%	5.7%

[2] The Bedford Group Transearch, The Mining Report 2023, page 5
[3] The Bedford Group Transearch, The Mining Report 2023, page 15

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The median total compensation for the CFO role increased from approximately $105,000 in 2022 to $109,000 in 2023. There was an increase in the average percentage of option awards as a percentage of compensation from 2021 to 2023.

CFO	Total Compensation 2023	Total Compensation 2022	Total Compensation 2021	% - Change 2023 over 2022	Options as % of Compensation 2023	Options as % of Compensation 2022	Options as % of Compensation 2021
Minimum	-	-	-		0.0%	0.0%	0.0%
Maximum	301,096.32	269,052.17	413,025.38	11.9%	36.2%	50.5%	100.0%
Median	109,416.65	104,902.54	71,574.80	4.3%	12.1%	0.0%	0.0%
Average	147,910.80	113,220.96	105,435.08	30.6%	15.1%	10.2%	11.9%

There was not enough data available for Executive Chairmen in 2023. The median total compensation for the Executive Chairmen role increased from approximately $36,000 in 2021 to $56,000 in 2022.

Executive Chairman	Total Compensation 2022	Total Compensation 2021	% - Change 2022 over 2021	Options as % of Compensation 2022	Options as % of Compensation 2021
Minimum	14,906	4,658	-68.8%	0.0%	0.0%
Maximum	247,731	162,103	-34.6%	0.0%	0.0%
Median	56,276	35,774	-36.4%	0.0%	0.0%
Average	96,576	64,956	-32.7%	0.0%	0.0%

6.0 Analysis of the LTIPs

6.01 Generally, the purpose of an LTIP is to reward directors and key management personnel for reaching specific goals that lead to increased shareholder value. Each of the prospective recipients is usually required to reach stated hurdles or fulfil stated requirements.

6.02 In assessing the reasonableness of the KPR Agreement, Evans & Evans has conducted research to identify comparable arbitration claims with state-based enterprises or governments and identified those companies that had implemented incentive structures comparable to the KPR Agreement.

Comparability of an incentive program was on the basis that participants in the program were:

- Primarily directors and management;
- Retained on a percentage of any damages or settlement amount received, and
- Awarded according to an assessment of contribution to the Claim.

The search was not industry-specific given the limited number of similar transactions each year.

6.03 The following six companies were identified as having undergone arbitration and having incentive programs which awarded individuals a percentage of the arbitration award. All

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of the companies identified had shares which were listed on a recognized stock exchange and identification of the incentive programs was made possible as a result of their remuneration and incentive disclosure obligations to shareholders. The list of transactions may not be exhaustive, other similar transactions may exist, and other private transactions where the information is not publicly available.

In calculating the potential award per share, Evans & Evans did not deem it appropriate to determine the net potential award, given the differing definitions of the gross versus net award and the uncertainty with respect to the net proceeds available under the respective LTIP. The reader should be aware that of the six identified LTIPs, three had awards based on gross proceeds and three, similar to the KPR Agreement, were based on net proceeds.

Company	Participants	Max. % Gross Proceeds Awarded	Max. % Net Proceeds	Claimed by Company	Total Potential Reward based on Gross Claim Amount	Total Gross Reward Per Share
Silver Bull	**Key Persons**		**12%**	**$178.0M**	**$21.36M**	**$0.45**
Green X Metals Limited (formerly, Prairie Mining Limited)	Directors, key management persons, and management staff		6%	$1,140.0M	$68.4M	$0.32
Crystallex International Corp.	Key executives		10% up to $700M 2% over $700M	$3,160.0M	$119.2M	$0.33
Eco Oro Minerals Corp.	Key personnel	7%		$696.0M	$48.72M	$0.42
Gabriel Resources Ltd	Directors, key management, employees, experts	7.5% up to $500M 2.5% over $500M		$3,288.0M	$107.2M	$0.28
Gold Reserve Inc.	Directors, executives, employees, and consultants	1.28% up to $200M 6.4% thereafter		$1,735.0M	$100.8M	$1.69
Rusoro Mining Ltd. (Two success fees to be awarded)	Lenders, directors, and management	15%		$2,318.0M	$347.7M	$0.74
	Directors and management		2%		$46.36M	

In reviewing the management incentive plans of the above-noted companies, Evans & Evans has found that the potential total gross reward on a per-share basis implied by the KPR Agreement was within the range of the identified transactions and was between the average and the median of the identified transactions.

6.04 Evans & Evans conducted a sensitivity analysis to determine the potential compensation for the Key Persons based on the damages claimed or settlements reached. This analysis includes scenarios where damages are awarded at $80 million, with additional increments of $7.5 million up to a maximum of $147.5 million. Subsequently, the potential aggregate expenses of the claim are subtracted, and the present value of the 12% Retention Award is calculated, determined using a risk adjusted rate of return ranging from 25% to 50%. The chart below illustrates the sensitivity analysis of the present value of the Retention Award over three-, four-, and five-year periods.

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In Scenario 1, Evans & Evans assumed the Retention Award would be received in three years. Under Scenario 1, the range of most likely values, based on the Claim being sought and an appropriate risk-adjusted rate of return, the net present value of the Retention Award ranges from $3.1 million to $5.37 million, with a median of $4.1 million.

Scenario - 1	Retention Award Received within Three Years										USD
Gross Award		80,000,000	87,500,000	95,000,000	102,500,000	110,000,000	117,500,000	125,000,000	132,500,000	140,000,000	147,500,000
Retention Award		8,703,044	9,603,044	10,503,044	11,403,044	12,303,044	13,203,044	14,103,044	15,003,044	15,903,044	16,803,044
Discount rate	25.0%	4,455,959	4,916,759	5,377,559	5,838,359	6,299,159	6,759,959	7,220,759	7,681,559	8,142,359	8,603,159
	30.0%	3,961,331	4,370,981	4,780,630	5,190,280	5,599,929	6,009,579	6,419,228	6,828,878	7,238,527	7,648,177
	35.0%	3,537,284	3,903,082	4,268,879	4,634,677	5,000,475	5,366,273	5,732,071	6,097,869	6,463,667	6,829,465
	40.0%	3,171,663	3,499,652	3,827,640	4,155,628	4,483,617	4,811,605	5,139,593	5,467,582	5,795,570	6,123,558
	45.0%	2,854,744	3,149,959	3,445,174	3,740,389	4,035,604	4,330,819	4,626,034	4,921,249	5,216,465	5,511,680
	50.0%	2,578,680	2,845,346	3,112,013	3,378,680	3,645,346	3,912,013	4,178,680	4,445,346	4,712,013	4,978,680

In Scenario 2, Evans & Evans assumed the Retention Award would be received in four years. Under Scenario 2, the range of most likely values, based on the Claim being sought and an appropriate risk-adjusted rate of return, the net present value of the Retention Award ranges from $2.1 million to $4.0 million, with a median of $2.88 million.

Scenario - 2	Retention Award Received in Four Years										USD
Gross Award		80,000,000	87,500,000	95,000,000	102,500,000	110,000,000	117,500,000	125,000,000	132,500,000	140,000,000	147,500,000
Retention Award		8,703,044	9,603,044	10,503,044	11,403,044	12,303,044	13,203,044	14,103,044	15,003,044	15,903,044	16,803,044
Discount Rate	25.0%	3,564,767	3,933,407	4,302,047	4,670,687	5,039,327	5,407,967	5,776,607	6,145,247	6,513,887	6,882,527
	30.0%	3,047,178	3,362,293	3,677,408	3,992,523	4,307,638	4,622,753	4,937,868	5,252,983	5,568,098	5,883,213
	35.0%	2,620,210	2,891,172	3,162,133	3,433,094	3,704,056	3,975,017	4,245,979	4,516,940	4,787,901	5,058,863
	40.0%	2,265,474	2,499,751	2,734,029	2,968,306	3,202,583	3,436,861	3,671,138	3,905,416	4,139,693	4,373,970
	45.0%	1,968,789	2,172,386	2,375,982	2,579,579	2,783,175	2,986,772	3,190,369	3,393,965	3,597,562	3,801,158
	50.0%	1,719,120	1,896,898	2,074,675	2,252,453	2,430,231	2,608,009	2,785,787	2,963,564	3,141,342	3,319,120

In Scenario 3, Evans & Evans assumed the Retention Award would be received in five years. Under Scenario 3, the range of most likely values, based on the Claim being sought and an appropriate risk-adjusted rate of return, the net present value of the Retention Award ranges from $1.38 million to $2.94 million, with a median of $2.1 million.

Scenario - 3	Retention Award Received in Five Years										USD
Gross Award		80,000,000	87,500,000	95,000,000	102,500,000	110,000,000	117,500,000	125,000,000	132,500,000	140,000,000	147,500,000
Retention Award		8,703,044	9,603,044	10,503,044	11,403,044	12,303,044	13,203,044	14,103,044	15,003,044	15,903,044	16,803,044
Discount rate	25.0%	2,851,814	3,146,726	3,441,638	3,736,550	4,031,462	4,326,374	4,621,286	4,916,198	5,211,110	5,506,022
	30.0%	2,343,983	2,586,379	2,828,775	3,071,171	3,313,568	3,555,964	3,798,360	4,040,756	4,283,152	4,525,548
	35.0%	1,940,896	2,141,609	2,342,321	2,543,033	2,743,745	2,944,457	3,145,169	3,345,881	3,546,594	3,747,306
	40.0%	1,618,196	1,785,537	1,952,878	2,120,219	2,287,560	2,454,901	2,622,242	2,789,583	2,956,923	3,124,264
	45.0%	1,357,786	1,498,197	1,638,608	1,779,020	1,919,431	2,059,843	2,200,254	2,340,666	2,481,077	2,621,489
	50.0%	1,146,080	1,264,598	1,383,117	1,501,635	1,620,154	1,738,672	1,857,191	1,975,710	2,094,228	2,212,747

7.0 Analysis of the Key Person's Historical and Future Compensation

7.01 In assessing the reasonableness of the KPR Agreement, Evans & Evans conducted a review of the Key Persons historical compensation in relation to industry norms. The table below summarizes the compensation of the Key Persons over the past five years.

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US$

		Total Compensation					% Option Awards				
Name	**Position**	**2019**	**2020**	**2021**	**2022**	**2023**	**2019**	**2020**	**2021**	**2022**	**2023**
Timothy Barry	CEO, Director	234,930	232,767	518,508	180,426	72,334	0.0%	0.0%	43.0%	56.7%	0.0%
Christopher Richards	CFO	-	20,563	348,664	144,911	69,329	-	0.0%	32.0%	51.8%	0.0%
Brian D. Edgar	Chairman of Board	68,389	67,578	262,048	94,704	35,000	0.0%	0.0%	68.1%	57.6%	0.0%
Juan Manuel Lopez	Country Manager	-	-	-	-	49,000	-	-	-	-	0.0%
David Xuan	Corporate Controller	-	-	-	-	60,519	-	-	-	-	0.0%
Total		**303,319**	**320,908**	**1,129,220**	**420,041**	**286,182**	**0.0%**	**0.0%**	**143.1%**	**166.0%**	**0.0%**

As can be seen from the following tables, the compensation for Silver Bull's CEO for 2021 was above the median of the identified comparable companies (the "Comparable Companies"), however compensation in 2022 and 2023 is below the median. The compensation for the CFO and Chairman of the Board was above the median compensation in 2021 and 2022 but the compensation for the CFO fell below the median in 2023.

		Total Compensation			Median Industry Compensation		
Name	**Position**	**2021**	**2022**	**2023**	**2021**	**2022**	**2023**
Timothy Barry	CEO, Director	518,508	180,426	72,334	214,402	200,717	177,770
Christopher Richards	CFO	348,664	144,911	69,329	71,575	104,903	109,417
Brian D. Edgar	Chairman of Board	262,048	94,704	35,000	38,296	58,080	n/a
Juan Manuel Lopez	Country Manager	-	-	49,000			
David Xuan	Corporate Controller	-	-	60,519			

7.02 As outlined in the KPR Agreement, the Key Persons have also agreed to defer a portion of their annual compensation, further reducing the compensation of the Key Persons in the short-term.

C$	**2023**	**2024**	**2025**	**2026**	**2027**	**2028**	**2029**
Management Compensation paid in Cash	130,000	-	-	-	-	-	-
Management's Deferred Compensation	240,000	624,400	1,042,964	1,498,075	1,992,268	2,052,036	2,113,597

7.03 A component of compensation for junior resource Company management is often options or share-based compensation. Evans & Evans reviewed Silver Bull's stock price in relation to the S&P TSX Metals & Mining Index and Prime Junior Silver Miners ETF ("SILJ") over the past five years. As depicted in the charts below, the Company's stock has experienced a consistent decline over the last two years, starting from C$1.22 per common share on September 24, 2021, and reaching C$0.16 per common share on January 31, 2024.

In contrast, the S&P TSX Metals & Mining Index chart has shown fluctuations, ranging from a low of C$2,304.76 to a high of C$3,748.22, generally increasing from $2,691.2 on September 24, 2021, to C$2,777.22 on January 30, 2024. Similarly, SILJ has fluctuated between $7.97 and $15.17 during the same period. This indicates that if Silver Bull's operations had not been disrupted there was an opportunity for share appreciation, thus improving the value attributed to non-cash compensation for the Key Persons.

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TSX:SVB vs S&P TSX Metals & Mining
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
4,000.00
3,500.00
3,000.00
2,500.00
2,000.00
1,500.00
1,000.00
500.00
0.00
2019-01-22
2020-01-22
2021-01-22
2022-01-22
2023-01-22
2024-01-22
TSX:SVB (CAD)
S&P TSX Metals & Mining (CAD)

TSX:SVB vs ETFMG Prime Junior Silver Miners ETF (SILJ)
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
20
15
10
5
0
2019-01-22
2020-01-22
2021-01-22
2022-01-22
2023-01-22
2024-01-22
TSX:SVB (CAD)
ETFMG Prime Junior Silver Miners ETF (SILJ) - USD

8.0 Reasonableness Considerations

8.01 To assess the reasonableness of the Retention Award, Evans & Evans considered both the absolute value and relative value. The absolute value is based on comparing the quantum of the Retention Award to the services received, without comparison to other companies. In reviewing the absolute value, Evans & Evans found that the benefits received by the Silver Bull Shareholders are qualitative in nature and thus difficult to quantify. As such, Evans & Evans focused its analysis on relative value, i.e., a comparison with the value of like assets, or companies across appropriate criteria.

8.02 A reasonableness assessment is based on the advantages, disadvantages, and consequences of not approving a transaction. Evans & Evans did consider the KPR Agreement aligns the interest of Silver Bull, the Silver Bull Shareholders and the Key Persons. This alignment results from the Key Persons' primary compensation being an incentive opportunity and is

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purely at risk. i.e., if there is no award, there is an opportunity cost to the Key Persons having accepted deferred compensation for the Services over the period during which the Claim is under dispute.

If the KPR Agreement is not approved by the Silver Bull Shareholders, the Key Persons may take the view that they are not appropriately retained or incentivized to contribute to the possibly lengthy Claim proceedings. The Key Persons may take the view that their continued contribution to the Claim proceedings is unlikely to advance their careers or skill set in the same manner as expending that effort elsewhere. This is an opportunity cost that the Key Persons would have no particular incentive to bear unless otherwise compensated.

Under the LFA with Bench Walk, Silver Bull, its subsidiaries, and directors are required to cooperate fully and at all times throughout the Claim proceedings including providing assistance to the Company[4] as and when required. The length of the proceedings and the potential success of the Claim is unknown. The Key Persons have agreed to the terms and allocations under the KPR Agreement.

Should the Key Persons no longer contribute, the ability of Silver Bull to fulfil the requests of legal counsel, as and when required, may be compromised, particularly given the history of the Project and the Claim. This may jeopardize the viability of the Claim and the continued willingness of Bench Walk to fund the Claim. Silver Bull may then need to seek alternate funding to progress any claim for damages. If alternate funders are found the favorability or not of the terms of any agreement, including the amount of loan funds, limited recourse terms, and the necessity for the contribution of Silver Bull's directors and key staff, is unknown. If alternate funders are not found a claim for damages may not progress and all expenditure and value of the Project to Silver Bull may be lost.

8.03 Evans & Evans has considered the following advantages when assessing whether the KPR Agreement is reasonable.

Advantage	Description
Silver Bull retains historical and working knowledge of the Project and Claim	The Key Persons and other management staff who have a historical and working knowledge of the Project and Claim have agreed to the KPR Agreement terms and to continue to support the Company for the duration of the Claim proceedings. This may increase the possibility of success and reduce expenses as information requests of the Company are responded to in a timely and comprehensive manner.
Retention Award capped	The Retention Award to the Key Persons is capped (see Section 3.06).

[4] As defined in the KPR Agreement

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Advantage	Description
Retention Award paid from the Claim damages or settlement	Retention Award to Key persons will be distributed from the damages or settlement amount following a successful claim, not from existing Silver Bull's cash.
Retention Award will not be paid if any claim damages or settlement amount is less than the aggregate direct expenses of the Claim	In circumstances where any claim damages or settlement amount is less than or equal to the aggregate direct expenses of the arbitration process, Silver Bull will not be required to pay the Retention Awards.
The KPR Agreement is conditional	The Key Persons will not receive a benefit if the Claim is lost, the KPR Agreement has outlined that if they have not contributed to or fulfilled the Claim Solicitor's requests, or until after Silver Bull has paid the aggregate direct expenses of the arbitration process.
No Shareholder dilution	The KPR Agreement does not include the issuance of Silver Bull shares and therefore will not result in shareholder dilution or a change in control.

8.04 If the KPR Agreement is approved by the Silver Bull Shareholders, in Evans & Evans' opinion, the potential disadvantages to Shareholders include those listed in the table below:

Advantage	Description
Loss of Claim proceeds	Shareholders will forgo 12% of any Claim damages or settlement amount (less aggregate expenses related to the Claim) received by Silver Bull.
Unknown value of the Retention Award	The value of any Claim damages or settlement amount and therefore benefit that may be received by the Key Persons will not be known until an outcome on the Claim is achieved.

9.0 Reasonableness Conclusions

9.01 Based upon and subject to the foregoing, and such other matters as we consider relevant, **it is our view, as of the date hereof, that the terms of the KPR Agreement are fair and reasonable, from a financial standpoint, to the Silver Bull Shareholders.**

In the view of Evans & Evans, if the KPR Agreement is approved by the Silver Bull Shareholders, the position of the Silver Bull Shareholders is more advantageous than the position if the KPR Agreement is not signed.

9.02 In arriving at the above-noted conclusions as to the fairness of the KPR Agreement, Evans & Evans considered a number of qualitative and quantitative factors, as outlined below, which impacted the conclusion as to the reasonableness of the KPR Agreement.

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a) The Retention Award that may be provided to the Key Persons, both individually and together, is a small portion of the percentage allocated to Silver Bull.

b) In reviewing the total gross reward on a per-share basis, Silver Bull's gross reward per share falls within the average and median of the comparable LTIP agreements reviewed by Evans & Evans.

c) The Key Persons have agreed to defer annual compensation from the date the Key Persons signed to the date of issuance of a successful award of the Claim, which implies that future compensation is below market rates.

d) Related to the point above, there is an opportunity cost to the Key Persons in that they have agreed to below market compensation over the period while the Claim is in process with no certainty of receiving the Retention Award.

e) Given the Claim, the Company's stock price lags behind industry benchmarks, suggesting it had lost the potential for share appreciation and adequate compensation for key personnel associated with the Claim.

f) The KPR Agreement ensures alignment between shareholders and Key Persons by making the incentive opportunity purely at risk. This means that Key Persons only receive the retention award if the Claim is successful, thereby aligning their interests with those of the Silver Bull Shareholders.

g) The KPR Agreement includes several risk mitigation measures, such as capping the retention award, paying it from claim damages or settlement (rather than existing Company cash), and not paying it if the claim amount is less than the direct expenses of the arbitration process, protecting the interests of Silver Bull and its shareholders.

h) A review of similar LTIPs found the quantum of the total compensation available to the Key Persons was reasonable.

i) The Key Persons have information related to the Claim which is expected to be critical to the Company being successful in the Proceedings.

10.0 Conditions and Restrictions

10.01 The Letter may not be relied upon by any party beyond the Board. The Letter may be referenced and/or included in Silver Bull's public disclosure documents and may be submitted to the Silver Bull Shareholders.

10.02 The Letter may not be issued and/or used to support any type of value with any other third parties, legal authorities, nor stock exchanges, or other regulatory authorities, nor any Canadian or international tax authority. Such use is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above. Nor can it be used

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or relied upon by any of these parties or relied upon in any legal proceeding and/or court matter.

10.03 Any use beyond that defined above in 9.01 to 9.02 is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above.

10.04 The Letter is not a formal valuation or appraisal of the Company and its securities or assets, and our Letter should not be construed as such. Evans & Evans has, however, conducted such analyses as we considered necessary in the circumstances.

10.05 In preparing the Letter, Evans & Evans has relied upon and assumed, without independent verification, the truthfulness, accuracy and completeness of the information and the financial data provided by the Company. Evans & Evans has therefore relied upon all specific information as received and declines any responsibility should the results presented be affected by the lack of completeness or truthfulness of such information. Publicly available information deemed relevant for the purpose of the analyses contained in the Letter has also been used.

The Letter is based on: (i) our interpretation of the information which Silver Bull, as well as its representatives and advisers, have supplied to-date; (ii) our understanding of the terms of the KPR Agreement; and (iii) the assumption that the KPR Agreement will be consummated in accordance with its terms.

10.06 The Letter is necessarily based on economic, market and other conditions as of the date hereof, and the written and oral information made available to us until the date of the Letter. It is understood that subsequent developments may affect the conclusions of the Letter, and that, in addition, Evans & Evans has no obligation to update, revise or reaffirm the Letter.

10.07 Evans & Evans denies any responsibility, financial, legal or other, for any use and/or improper use of the Letter however occasioned.

10.08 Evans & Evans is expressing no opinion as to the price at which any securities of Silver Bull will trade on any stock exchange at any time.

10.09 No opinion is expressed by Evans & Evans whether any alternative transaction might have been more beneficial to the Silver Bull Shareholders.

10.10 Evans & Evans reserves the right to review all information and calculations included or referred to in the Letter and, if it considers it necessary, to revise part and/or its entire Letter and conclusion in light of any information which becomes known to Evans & Evans during or after the date of this Letter.

10.11 In preparing the Letter, Evans & Evans has relied upon a letter from management of Silver Bull confirming to Evans & Evans in writing that the information and management's representations made to Evans & Evans in preparing the Letter are accurate, correct and

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complete, and that there are no material omissions of information that would affect the conclusions contained in the Letter.

10.12 Evans & Evans has based its Letter upon a variety of factors. Accordingly, Evans & Evans believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Evans & Evans, without considering all factors and analyses together, could create a misleading view of the process underlying the Letter. The preparation of a reasonableness letter is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Evans & Evans' conclusions as to the reasonableness, from a financial point of view to the Silver Bull Shareholders, of the KPR Agreement were based on its review of the KPR Agreement taken as a whole, in the context of all of the matters described under "Scope of Review", rather than on any particular element of the KPR Agreement or the KPR Agreement outside the context of the matters described under "Scope of Review". The Letter should be read in its entirety.

10.13 Evans & Evans expresses no opinion or recommendation as to how any shareholder of the Company should vote or act in connection with the KPR Agreement, any related matter or any other transactions. We are not experts in, nor do we express any opinion, counsel or interpretation with respect to, legal, regulatory, accounting or tax matters. We have assumed that such opinions, counsel or interpretation have been or will be obtained by the Company from the appropriate professional sources. Furthermore, we have relied, with the Company's consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Company and the KPR Agreement, and accordingly we are not expressing any opinion as to the value of the Company's tax attributes or the effect of the KPR Agreement thereon.

10.14 Evans & Evans and all of its Principal's, Partner's, staff or associates' total liability for any errors, omissions or negligent acts, whether they are in contract or in tort or in breach of fiduciary duty or otherwise, arising from any professional services performed or not performed by Evans & Evans, its Principal, Partner, any of its directors, officers, shareholders or employees, shall be limited to the fees charged and paid for the Letter. No claim shall be brought against any of the above parties, in contract or in tort, more than two years after the date of the Letter.

11.0 Assumptions

11.01 In preparing the Letter, Evans & Evans has made certain assumptions as outlined below.

11.02 With the approval of Silver Bull and as provided for in the Engagement Letter, Evans & Evans has relied upon, and has assumed the completeness, accuracy and fair presentation of, all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by it from public sources or provided by Silver Bull or its affiliates or any of its respective officers, directors, consultants, advisors or representatives (collectively, the "Information"). The Letter is conditional upon such completeness, accuracy and fair presentation of the Information. In accordance with the

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terms of the Engagement Letter, but subject to the exercise of its professional judgment, and except as expressly described herein, Evans & Evans has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

11.03 Senior officers of Silver Bull have represented to Evans & Evans that, among other things: (i) the Information provided orally by, an officer or employee of Silver Bull or in writing by Silver Bull (including, in each case, affiliates and their respective directors, officers, consultants, advisors and representatives) to Evans & Evans relating to Silver Bull, its affiliates or the KPR Agreement, for the purposes of the Engagement Letter, including in particular preparing the Letter was, at the date the Information was provided to Evans & Evans, fairly and reasonably presented and complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of Silver Bull, their respective affiliates or the KPR Agreement and did not and does not omit to state a material fact in respect of Silver Bull, its affiliates or the KPR Agreement that is necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) with respect to portions of the Information that constitute financial forecasts, projections, estimates or budgets, they have been fairly and reasonably presented and reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Silver Bull as to the matters covered thereby and such financial forecasts, projections, estimates and budgets reasonably represent the views of management of the financial prospects and forecasted performance of Silver Bull; and (iii) since the dates on which the Information was provided to Evans & Evans, except as disclosed in writing to Evans & Evans, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Silver Bull or any of their affiliates and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Letter.

11.04 In preparing the Letter, we have made several assumptions, including that all final or executed versions of documents will conform in all material respects to the copies provided to us, all of the conditions required to implement the KPR Agreement will be met, all consents, permissions, exemptions or orders of relevant third parties or regulating authorities will be obtained without adverse condition or qualification, the procedures being followed to implement the KPR Agreement are valid and effective and that the disclosure provided or (if applicable) incorporated by reference in any information circular provided to shareholders with respect to Silver Bull and the KPR Agreement will be accurate in all material respects and will comply with the requirements of applicable law. Evans & Evans also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Evans & Evans and any party involved in the KPR Agreement. Although Evans & Evans believes that the assumptions used in preparing the Letter are appropriate in the circumstances, some or all of these assumptions may nevertheless prove to be incorrect.

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11.05 The Company and all of its related parties and principals had no contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management in its financial statements that would affect the evaluation or comment.

12.0 Qualifications & Certification

12.01 The Letter preparation was carried out by Jennifer Lucas and thereafter reviewed by Michael Evans.

Mr. Michael A. Evans, MBA, CFA, CBV, ASA, Principal, founded Evans & Evans, Inc. in 1989. For the past 38 years, he has been extensively involved in the financial services and management consulting fields in Vancouver, where he was a Vice-President of two firms, The Genesis Group (1986-1989) and Western Venture Development Corporation (1989-1990). Over this period, he has been involved in the preparation of over 3,500 technical and assessment reports, business plans, business valuations, and feasibility studies for submission to various Canadian stock exchanges and securities commissions as well as for private purposes.

Mr. Michael A. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); a Master's degree in Business Administration from the University of Portland, Oregon (1983) where he graduated with honors; the professional designations of Chartered Financial Analyst (CFA), Chartered Business Valuator (CBV) and Accredited Senior Appraiser. Mr. Evans is a member of the CFA Institute, the Canadian Institute of Chartered Business Valuators ("CICBV") and the American Society of Appraisers ("ASA").

Ms. Jennifer Lucas, MBA, CBV, ASA joined Evans & Evans in 1997. Ms. Lucas possesses several years of relevant experience as an analyst in the public and private sector in British Columbia and Saskatchewan. Her background includes working for the Office of the Superintendent of Financial Institutions of British Columbia as a Financial Analyst. Ms. Lucas has also gained experience in the Personal Security and Telecommunications industries. Since joining Evans & Evans Ms. Lucas has been involved in writing and reviewing over 2,500 valuation and due diligence reports for public and private transactions.

Ms. Lucas holds: a Bachelor of Commerce degree from the University of Saskatchewan (1993), a Masters in Business Administration degree from the University of British Columbia (1995). Ms. Lucas holds the professional designation of CBV and Accredited Senior Appraiser. She is a member of the CICBV and the ASA.

12.02 The analyses, opinions, calculations and conclusions were developed, and this Letter has been prepared in accordance with the standards set forth by the Canadian Institute of Chartered Business Valuators.

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12.03 The authors of the Letter have no present or prospective interest in Silver Bull or any entity that is the subject of this Letter, and we have no personal interest with respect to the parties involved.

Yours very truly,

EVANS & EVANS, INC.

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SILVER BULL RESOURCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian D. Edgar
02) Timothy T. Barry
03) David T. Underwood
04) William F. Matlack

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote 1 YEAR on proposal 5.

	1 Year	2 Years	3 Years	Abstain
5. Approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said Proxies lawfully may do by virtue hereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V31056-P04478

SILVER BULL RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS - APRIL 18, 2024
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silver Bull Resources, Inc. (the "Company") hereby appoints Timothy Barry and Christopher Richards, or either of them, as proxies (each, a "Proxy") to appear, attend and vote all of the shares of common stock of the Company in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Company's offices at 777 Dunsmuir Street, Suite 1605, Vancouver, British Columbia V7Y 1K4, Canada on Thursday, April 18, 2024, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES, FOR PROPOSALS TWO, THREE AND FOUR AND 1 YEAR ON PROPOSAL 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Continued and to be signed on reverse side